Product supplement no. 102-I To prospectus dated December 1, 2005 and prospectus supplement dated October 12, 2006	Registration Statement No. 333-130051 Dated October 15, 2007 Rule 424(b)(2)

JPMorgan Chase & Co.
Principal Protected Dual Directional Notes Linked to a Weighted Basket Consisting of up to Thirteen Commodities and/or Five Commodity Indices, or Linked to Any One of the Foregoing

General

  JPMorgan Chase & Co. may offer and sell principal protected dual directional notes linked to a weighted Basket consisting of up to thirteen commodities and five commodity indices, or linked to any one of the foregoing, as described below, from time to time. This product supplement no. 102-I describes terms that will apply generally to the principal protected dual directional notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement shall control.
  The notes are the senior unsecured obligations of JPMorgan Chase & Co.
  Payment is linked to a weighted Basket consisting of some or all of the following components: Primary Aluminum (“Aluminum”); IPE Brent Blend Crude Oil (“Brent Crude”); Copper Grade A (“Copper”); Corn (“Corn”); WTI Crude Oil (“Crude Oil”); Gold (“Gold”); Heating Oil (“Heating Oil”); Standard Lead (“Lead”); Natural Gas (“Natural Gas”); Primary Nickel (“Nickel”); RBOB Gasoline (“RBOB Gasoline”); Silver (“Silver”); and Special High Grade Zinc (“Zinc”) (each a “Basket Commodity,” and together, the “Basket Commodities”); the S&P GSCI™ Agriculture Index Excess Return, the S&P GSCI™ Energy Index Excess Return, the S&P GSCI™ Industrial Metals Index Excess Return, the S&P GSCI™ Livestock Index Excess Return and the S&P GSCI™ Precious Metals Index Excess Return (each a “Basket Index,” and together, the “Basket Indices”) (each Basket Commodity and each Basket Index, a “Basket Component,” and collectively, the “Basket Components”), or linked to any one of the foregoing, as described below. In certain cases, only one Basket Component may compose the entire Basket, as described below.
  Unless otherwise specified in the relevant terms supplement, full principal protection if the notes are held to maturity.
  Unless otherwise specified in the relevant terms supplement, cash payment at maturity of principal plus the Additional Amount.
  The Additional Amount will depend on the Basket Return and the specific terms of the notes as set forth in the relevant terms supplement. Unless otherwise specified in the relevant terms supplement, the Additional Amount per $1,000 principal amount note will equal:
    (1) If the Ending Basket Level is greater than the Starting Basket Level, $1,000 x the Basket Return x the Upside Participation Rate; or
    (2) If the Ending Basket Level is equal to or less than the Starting Basket Level, $1,000 x the Absolute Basket Return x the Downside Participation Rate;
    provided that, in either case, the Additional Amount will not be less than the Minimum Return, if applicable, or greater than the maximum return, if applicable. The notes may pay interest if so specified in the relevant terms supplement.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-57.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Basket, any of the Basket Components, any of the futures contracts underlying the Basket Indices or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the Basket Components.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.
Basket:	Unless otherwise specified in the relevant terms supplement, the Basket will be composed of up to thirteen Basket Commodities and/or five Basket Indices. The Basket Components and the weight of each Basket Component in the Basket are as follows:
	Basket Component	Bloomberg Symbol	Weight

	Aluminum	LOAHDY	†
	Brent Crude	CO1	†
	Copper	LOCADY	†
	Corn	C 1	†
	Crude Oil	CL1	†
	Gold	GOLDLNPM	†
	Heating Oil	HO1	†
	Lead	LOPBDY	†
	Natural Gas	NG1	†
	Nickel	LONIDY	†
	RBOB Gasoline	XB1	†
	Silver	SLVRLN	†
	Zinc	LOZSDY	†
	S&P GSCI™ Agriculture Index Excess Return	SPGCAGP	†
	S&P GSCI™ Energy Index Excess Return	SPGCENP	†
	S&P GSCI™ Industrial Metals Index Excess Return	SPGCINP	†
	S&P GSCI™ Livestock Index Excess Return	SPGCLVP	†
	S&P GSCI™ Precious Metals Index Excess Return	SPGCPMP	†
* If any Bloomberg symbol for a particular Basket Component differs from, or is more precise than, any Bloomberg symbol specified in this product supplement, we will include the different, or more precise, Bloomberg symbol in the relevant terms supplement.
† The relevant terms supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Component will be determined. For example, the relevant terms supplement may specify that each Basket Component has an equal weight in the Basket, in which case each Basket Component makes up 1/18 of the value of the Basket, or the relevant terms supplement may specify a different weighting for each of the eighteen Basket Components. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of Aluminum and the S&P GSCI™ Agriculture Index Excess Return, the Basket Component with the greater Component Return will make up 70% of the value of the Basket, and the Basket Component with the lesser Component Return will make up 30% of the value of the Basket. The Basket may consist of fewer than all eighteen Basket Components, in which case the weight of each Basket Component not included in the Basket will be deemed to be 0%. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will each be weighted as 0% of the Basket.
Payment at Maturity:	Unless otherwise specified in the relevant terms supplement, at maturity, you will receive a cash payment for each $1,000 principal amount note of $1,000 plus the Additional Amount, which may be zero (or the Minimum Return, if applicable).
Additional Amount:	Unless otherwise specified in the relevant terms supplement, the Additional Amount per $1,000 principal amount note at maturity will equal:
(1) If the Ending Basket Level is greater than the Starting Basket Level, $1,000 x the Basket Return x the Upside Participation Rate; or
(2) If the Ending Basket Level is equal to or less than the Starting Basket Level, $1,000 x the Absolute Basket Return x the Downside Participation Rate;
provided that, in either case, the Additional Amount will not be less than the Minimum Return, if applicable, or greater than the maximum return if applicable.
Minimum Return:	If applicable, then the Additional Amount will equal at least the amount specified as the Minimum Return in the relevant terms supplement.
Maximum Return:	If applicable, then the Additional Amount will equal no more than the amount specified as the Maximum Return in the relevant terms supplement.
Other Terms:	In each case if applicable, the Partial Principal Protection Percentage, Upside Participation Rate, Downside Participation Rate, Interest Rate, Interest Period, Interest Determination Dates and/or Interest Payment Date(s) will be set forth in the relevant terms supplement.
Basket Return:	Unless otherwise specified in the relevant terms supplement:
Ending Basket Level – Starting Basket Level Starting Basket Level
Absolute Basket Return:	Unless otherwise specified in the relevant terms supplement, the absolute value of the Basket Return. For example, if the Basket Return is -15%, the Absolute Basket Return will be 15%.
Starting Basket Level:	Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or such other date as specified in the relevant terms supplement, or, if the Basket consists of a single Basket Component, the settlement price, fixing level or closing level, as applicable, of the Basket Component on the pricing date or such other date or dates as specified in the relevant terms supplement, or the arithmetic average of the settlement prices, fixing levels or closing levels, as applicable, of the Basket Components on each of the Initial Averaging Dates.
Ending Basket Level:	The Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates.
Basket Closing Level:	Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any trading day will be calculated as follows:
100 x [1 + (Aluminum Return * Aluminum Weighting) + (Brent Crude Return * Brent Crude Weighting) + (Copper Return * Copper Weighting) + (Corn Return * Corn Weighting) + (Crude Oil Return * Crude Oil Weighting) + (Gold Return * Gold Weighting) + (Heating Oil Return * Heating Oil Weighting) + (Lead Return * Lead Weighting) + (Natural Gas Return * Natural Gas Weighting) + (Nickel Return * Nickel Weighting) + (RBOB Gasoline Return * RBOB Gasoline Weighting) + (Silver Return * Silver Weighting) + (Zinc Return * Zinc Weighting) + (Agriculture Return * Agriculture Weighting) + (Energy Return * Energy Weighting) + (Industrial Metals Return * Industrial Metals Weighting) + (Livestock Return * Livestock Weighting) + (Precious Metals Return * Precious Metals Weighting)]
Unless otherwise specified in the relevant terms supplement, on any trading day, each of the Aluminum Return, the Copper Return, the Lead Return, the Nickel Return and the Zinc Return is the performance of the relevant Basket Commodity, expressed as a percentage, from the official U.S. dollar cash buyer settlement price per metric ton quoted by the London Metal Exchange (the “LME”) for the relevant Basket Commodity on the pricing date or other relevant date specified in the relevant terms supplement to the official U.S. dollar cash buyer settlement price per metric ton quoted by the LME for such Basket Commodity on such trading day.
Unless otherwise specified in the relevant terms supplement, the Brent Crude Return is the performance of Brent Crude, expressed as a percentage, from the official U.S. dollar cash settlement price per barrel quoted by ICE Futures (the “ICE Futures”) for Brent Crude of the futures contract in respect of the first nearby month on the pricing date or other relevant date specified in the relevant terms supplement to the official U.S. dollar cash settlement price per barrel quoted by ICE Futures for Brent Crude of the futures contract in respect of the first nearby month on such trading day.
Unless otherwise specified in the relevant terms supplement, on any trading day, each of the Crude Oil Return, Heating Oil Return, Natural Gas Return and RBOB Gasoline Return is the performance of the relevant Basket Commodity, expressed as a percentage, from the official U.S. dollar cash buyer settlement price (in the case of Crude Oil, per barrel of the first nearby WTI light sweet crude oil futures contract; in the case of Heating Oil, per gallon of the first nearby fungible No. 2 heating futures contract; in the case of Natural Gas, per million British thermal units of the first nearby Henry Hub natural gas futures contract; and in the case of RBOB gasoline, per gallon of the first nearby non-oxygenated blendstock gasoline futures contract) quoted by the New York Mercantile Exchange (the “NYMEX”) on the pricing date or other relevant date specified in the relevant terms supplement to the official U.S. dollar cash buyer settlement price (per unit described above for the relevant Basket Component) quoted by the NYMEX for such Basket Component on such trading day.
Unless otherwise specified in the relevant terms supplement, on any trading day, the Corn Return is the performance of Corn, expressed as a percentage, from the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the Chicago Board of Trade (the “CBOT”) on the pricing date or other relevant date specified in the relevant terms supplement to the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the CBOT on such trading day.
Unless otherwise specified in the relevant terms supplement, on any trading day, the Gold Return is the performance of Gold, expressed as a percentage, from the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the London Bullion Market Association (the “LBMA”) on the pricing date or other relevant date specified in the relevant terms supplement to the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the LBMA on such trading day.
Unless otherwise specified in the relevant terms supplement, on any trading day, the Silver Return is the performance of Silver, expressed as a percentage, from the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA on the pricing date or other relevant date specified in the relevant terms supplement to the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA on such trading day
Unless otherwise specified in the relevant terms supplement, on any trading day, each of the Agriculture Return, the Energy Return, the Industrial Metals Return, the Livestock Return and the Precious Metals Return is the performance of the relevant Basket Index, expressed as a percentage, from the relevant Index Starting Level to the relevant Index Closing Level on such trading day
We refer to each of the “Aluminum Return,” the “Brent Crude Return,” the “Copper Return,” the “Corn Return,” the “Crude Oil Return,” the “Gold Return,” the “Heating Oil Return,” the “Lead Return,” the “Natural Gas Return,” the “Nickel Return,” the “RBOB Gasoline Return,” the “Silver Return,” the “Zinc Return,” the “Agriculture Return,” the “Energy Return,” the “Industrial Metals Return,” the “Livestock Return” and the “Precious Metals Return” as a “Component Return.”
The Aluminum Weighting, the Brent Crude Weighting, the Copper Weighting, the Corn Weighting, the Crude Oil Weighting, the Gold Weighting, the Heating Oil Weighting, the Lead Weighting, the Natural Gas Weighting, the Nickel Weighting, the RBOB Gasoline Weighting, the Silver Weighting, the Zinc Weighting, the Agriculture Weighting, the Energy Weighting, the Industrial Metals Weighting, the Livestock Weighting and the Precious Metals Weighting (each a “Component Weighting” and, collectively, the “Component Weightings”) are the respective weights of each of the Basket Components in the Basket. For example, if the relevant terms supplement specifies that Aluminum is weighted to compose 25% of the value of the Basket, the Aluminum Weighting is 25%. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will be weighted as 0% of the Basket. For additional information relating to the weighting of Basket Components, see “Key Terms — Basket”.
For additional information, see “Description of Notes — Payment at Maturity.”
Basket Valuation Date(s):	The Ending Basket Level will be calculated on a single date, which we refer to as an Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Basket Valuation Dates in this product supplement. Any Basket Valuation Date is subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity.”
Initial Averaging Dates:	As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”
Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity.”

Investing in the Principal Protected Dual Directional Notes involves a number of risks. See “Risk Factors” beginning on page PS-15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 102-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

October 15, 2007

TABLE OF CONTENTS

        In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 102-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 102-I and with respect to JPMorgan Chase & Co. This product supplement no. 102-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 102-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

        The notes described in the relevant terms supplement and this product supplement no. 102-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 102-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

        In this product supplement no. 102-I and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 102-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 102-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 102-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 102-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 102-I or the accompanying prospectus supplement, prospectus or terms supplement may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 102-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

Neither this product supplement no. 102-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 102-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ii

DESCRIPTION OF NOTES

      The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 102-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Principal Protected Dual Directional Notes linked to a basket consisting of up to thirteen commodities and/or five commodity indices, or linked to any one of the foregoing.

General

      The Principal Protected Dual Directional Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a weighted Basket (the “Basket”) consisting of up to thirteen commodities (each a “Basket Commodity,” and together, the “Basket Commodities”), and/or five commodity indices (each a “Basket Index,” and together, the “Basket Indices”) (each Basket Commodity and each Basket Index, a “Basket Component,” and collectively, the “Basket Components”), or linked to any one of the Basket Components.

      The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

      Unless otherwise specified in the relevant terms supplement, the notes will not pay interest or a fixed amount at maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket over the term of the notes, calculated in accordance with the applicable formula, which includes a payment for a positive Basket Return and a negative Basket Return, as set out below. Unless otherwise specified in the relevant terms supplement, we will pay you at maturity at least the principal amount of $1,000 for each $1,000 principal amount note and, if specified in the relevant terms supplement, accrued and unpaid interest and/or a Minimum Return.

      The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

      The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

      The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

        The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 102-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement shall control.

PS-1

Payment at Maturity

       The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Basket Valuation Date is postponed as described below. We will specify, in each case if applicable, the Partial Principal Protection Percentage, Upside Participation Rate, Downside Participation Rate, Minimum Return, Maximum Return, and the applicable terms of any such payment terms in the relevant terms supplement.

       Unless otherwise specified in the relevant terms supplement, your return on the notes will be linked to the performance of a weighted Basket consisting of the Basket Components during the term of the notes.

       Unless otherwise specified in the relevant terms supplement, at maturity you will receive a cash payment for each $1,000 principal amount note of $1,000 plus the Additional Amount as described below, which amount may be zero unless a Minimum Return applies. Unless otherwise specified in the relevant terms supplement, you will not receive less than $1,000 for each $1,000 principal amount note if you hold the notes to maturity.

       Unless otherwise specified in the relevant terms supplement, the “Additional Amount” per $1,000 principal amount note at maturity will equal:

(1) If the Ending Basket Level is greater than the Starting Basket Level, $1,000 x the Basket Return x the Upside Participation Rate; or

(2) If the Ending Basket Level is equal to or less than the Starting Basket Level, $1,000 x the Absolute Basket Return x the Downside Participation Rate;

provided that, in either case, the Additional Amount will not be less than the Minimum Return, if applicable, or greater than the maximum return, if applicable.

       The “Upside Participation Rate” will be a percentage, which may be more or less than 100%, as specified in the relevant terms supplement.

       The “Downside Participation Rate” will be a percentage, which may be more or less than 100%, as specified in the relevant terms supplement.

       The “Partial Principal Protection Percentage” will be a percentage less than 100%, as specified in the relevant terms supplement.

       The “Minimum Return” will be a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

       The “Maximum Return” will be a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

       Unless otherwise specified in the relevant terms supplement, the “Basket Return,” as calculated by the calculation agent, is the percentage change of the Basket calculated by comparing the Ending Basket Level to the Starting Basket Level. The relevant terms supplement will specify the manner in which the Ending Basket Level will be determined. The Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Basket Return =	Ending Basket Level – Starting Basket Level Starting Basket Level

PS-2

       Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” will be set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or on such other date as specified in the relevant terms supplement, or, if the Basket consists of a single Basket Component, the closing level of the Basket Component on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the settlement prices, fixing levels or closing levels, as applicable, of the Basket Components on each of the Initial Averaging Dates. The “Ending Basket Level” is equal to the Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement or an arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates.

       Unless otherwise specified in the relevant terms supplement, the “Absolute Basket Return” is the absolute value of the Basket Return. For example, if the Basket Return is -15%, the Absolute Basket Return will be 15%.

       Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any trading day will be calculated as follows:

100 x [1 + (Aluminum Return * Aluminum Weighting) + (Brent Crude Return * Brent Crude Weighting) + (Copper Return * Copper Weighting) + (Corn Return * Corn Weighting) + (Crude Oil Return * Crude Oil Weighting) + (Gold Return * Gold Weighting) + (Heating Oil Return * Heating Oil Weighting) + (Lead Return * Lead Weighting) + (Natural Gas Return * Natural Gas Weighting) + (Nickel Return * Nickel Weighting) + (RBOB Gasoline Return * RBOB Gasoline Weighting) + (Silver Return * Silver Weighting) + (Zinc Return * Zinc Weighting) + (Agriculture Return * Agriculture Weighting) + (Energy Return * Energy Weighting) + (Industrial Metals Return * Industrial Metals Weighting) + (Livestock Return * Livestock Weighting) + (Precious Metals Return * Precious Metals Weighting)]

       Unless otherwise specified in the relevant terms supplement, on any trading day, each of the Aluminum Return, the Copper Return, the Lead Return, the Nickel Return and the Zinc Return is the performance of the relevant Basket Commodity, expressed as a percentage, from the official U.S. dollar cash buyer settlement price per metric ton quoted by the London Metal Exchange (the “LME”) for the relevant Basket Commodity on the pricing date or other relevant date or dates specified in the relevant terms supplement to the official U.S. dollar cash buyer settlement price per metric ton quoted by the LME for such Basket Commodity on such trading day.

       Unless otherwise specified in the relevant terms supplement, the Brent Crude Return is the performance of Brent Crude, expressed as a percentage, from the official U.S. dollar cash settlement price per barrel quoted by ICE Futures (the “ ICE Futures”) for Brent Crude of the futures contract in respect of the first nearby month on the pricing date or other relevant date or dates specified in the relevant terms supplement to the official U.S. dollar cash settlement price per barrel quoted by ICE Futures for Brent Crude of the futures contract in respect of the first nearby month on such trading day.

       Unless otherwise specified in the relevant terms supplement, on any trading day, each of the Crude Oil Return, Heating Oil Return, Natural Gas Return and RBOB Gasoline Return is the performance of the relevant Basket Commodity, expressed as a percentage, from the official U.S. dollar cash buyer settlement price (in the case of Crude Oil, per barrel of the first nearby WTI light sweet crude oil futures contract; in the case of Heating Oil, per gallon of the first nearby fungible No. 2 heating futures contract; in the case of Natural Gas, per million British thermal units of the first nearby Henry Hub natural gas futures contract; and in the case of RBOB gasoline, per gallon of the first nearby non-oxygenated blendstock gasoline futures contract) quoted by the New York Mercantile Exchange (the “NYMEX”) on the pricing date or other relevant date or dates specified in the relevant terms supplement to the official U.S. dollar cash buyer settlement price (per unit described above for the relevant Basket Component) quoted by the NYMEX for such Basket Component on such trading day.

PS-3

       Unless otherwise specified in the relevant terms supplement, on any trading day, the Corn Return is the performance of Corn, expressed as a percentage, from the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the Chicago Board of Trade (the “CBOT”) on the pricing date or other relevant date or dates specified in the relevant terms supplement to the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by the CBOT on such trading day.

       Unless otherwise specified in the relevant terms supplement, on any trading day, the Gold Return is the performance of Gold, expressed as a percentage, from the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the London Bullion Market Association (the “LBMA”) on the pricing date or other relevant date or dates specified in the relevant terms supplement to the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the LBMA on such trading day.

       Unless otherwise specified in the relevant terms supplement, on any trading day, the Silver Return is the performance of Silver, expressed as a percentage, from the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA on the pricing date or other relevant date or dates specified in the relevant terms supplement to the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA on each relevant Basket Valuation Date or any other trading day on which the Basket Closing Level is to be calculated, as specified in the relevant terms supplement.

       Unless otherwise specified in the relevant terms supplement, on any trading day, the Agriculture Return, the Energy Return, the Industrial Metals Return, the Livestock Return and the Precious Metals Return is the performance of the relevant Basket Index, expressed as a percentage, from the relevant Index Starting Level to the relevant Index Closing Level on such trading day.

       We refer to each of the “Aluminum Return,” the “Brent Crude Return,” the “Copper Return,” the “Corn Return,” the “Crude Oil Return,” the “Gold Return,” the “Heating Oil Return,” the “Lead Return,” the “Natural Gas Return,” the “Nickel Return,” the “RBOB Gasoline Return,” the “Silver Return,” the “Zinc Return,” the “Agriculture Return,” the “Energy Return,” the “Industrial Metals Return,” the “Livestock Return” and the “Precious Metals Return” as a “Component Return.”

       The Aluminum Weighting, the Brent Crude Weighting, the Copper Weighting, the Corn Weighting, the Crude Oil Weighting, the Gold Weighting, the Heating Oil Weighting, the Lead Weighting, the Natural Gas Weighting, the Nickel Weighting, the RBOB Gasoline Weighting, the Silver Weighting, the Zinc Weighting, the Agriculture Weighting, the Energy Weighting, the Industrial Metals Weighting, the Livestock Weighting and the Precious Metals Weighting (each a “Component Weighting,” and collectively, the “Component Weightings”) are the respective weights of each of the Basket Components in the Basket.

       The relevant terms supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Component will be determined. For example, if the relevant terms supplement specifies that Aluminum is weighted to compose 18% of the value of the Basket, the Aluminum Weighting is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of Aluminum and the S&P GSCI™ Agriculture Index Excess Return, the Basket Component with the greater Component Return will make up 70% of the value of the Basket, and the Basket Component with the lesser Component Return will make up 30% of the value of the Basket. The Basket may consist of fewer than all eighteen Basket Components, in which case the weight of each Basket Component not included in the Basket will be deemed to be 0%. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will each be weighted as 0% of the Basket.

PS-4

       On any trading day, the “Aluminum Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Aluminum Return =	Aluminum Closing Level – Aluminum Starting Level Aluminum Starting Level

where the “Aluminum Starting Level” is the official U.S. dollar cash buyer settlement price per metric ton of Aluminum quoted by the LME, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement and the “Aluminum Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Aluminum quoted by the LME, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Aluminum, the “Aluminum Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Aluminum quoted by the LME, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Aluminum quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

       On any trading day, the “Brent Crude Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Brent Crude Return =	Brent Crude Closing Level – Brent Crude Starting Level Brent Crude Starting Level

where the “Brent Crude Starting Level” is the official U.S. dollar cash settlement price per barrel quoted by ICE Futures, as reported by Bloomberg Financial Markets, for Brent Crude of the futures contract in respect of the first nearby month on the pricing date or other relevant date or dates as specified in the relevant terms supplement and the “Brent Crude Closing Level” is the official U.S. dollar cash settlement price per barrel quoted by ICE Futures, as reported by Bloomberg Financial Markets, for Brent Crude of the futures contract in respect of the first nearby month on such trading day. However, if the Basket consists of only Brent Crude, the “Brent Crude Closing Level” is the official U.S. dollar cash settlement price per barrel quoted by ICE Futures, as reported by Bloomberg Financial Markets, for Brent Crude of the futures contract in respect of the first nearby month on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash settlement prices per barrel quoted by ICE Futures, as reported by Bloomberg Financial Markets, for Brent Crude of the futures contract in respect of the first nearby month, on each of the Ending Averaging Dates.

       On any trading day, the “Copper Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Copper Return =	Copper Closing Level – Copper Starting Level Copper Starting Level

where the “Copper Starting Level” is the official U.S. dollar cash buyer settlement price per metric ton of Copper quoted by the LME, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement and the “Copper Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Copper quoted by the LME, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Copper, the “Copper Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Copper quoted by the LME, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Copper quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

PS-5

       On any trading day, the “Corn Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Corn Return =	Corn Closing Level – Corn Starting Level Corn Starting Level

where the “Corn Starting Level” is the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by CBOT, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement and the “Corn Closing Level” is the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by CBOT, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Corn, the “Corn Closing Level” is the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by CBOT, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar settlement prices per bushel of the first nearby futures contract for #2 Yellow Corn (expressed in cents) quoted by CBOT, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

       On any trading day, the “Crude Oil Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Crude Oil Return =	Crude Oil Closing Level – Crude Oil Starting Level Crude Oil Starting Level

where the “Crude Oil Starting Level” is the official U.S. dollar cash buyer settlement price for one barrel of the first nearby WTI light sweet crude oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement and the “Crude Oil Closing Level” is the official U.S. dollar cash buyer settlement price for one barrel of the first nearby WTI light sweet crude oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Crude Oil, the “Crude Oil Closing Level” is the official U.S. dollar cash buyer settlement price for one barrel of the first nearby WTI light sweet crude oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices for one barrel of the first nearby WTI light sweet crude oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

       On any trading day, the “Gold Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Gold Return =	Gold Closing Level – Gold Starting Level Gold Starting Level

where the “Gold Starting Level” is the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the LBMA, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement and the “Gold Closing Level” is the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the LBMA, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Gold, the “Gold Closing Level” is the official afternoon Gold fixing level in U.S. dollars per troy ounce quoted by the LBMA, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official afternoon Gold fixing levels in U.S. dollars per troy ounce quoted by the LBMA, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

PS-6

       On any trading day, the “Heating Oil Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Heating Oil Return =	Heating Oil Closing Level – Heating Oil Starting Level Heating Oil Starting Level

where the “Heating Oil Starting Level” is the official U.S. dollar cash buyer settlement price for one gallon of the first nearby fungible No. 2 heating oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement and the “Heating Oil Closing Level” is the official U.S. dollar cash buyer settlement price for one barrel of the first nearby fungible No. 2 heating oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Heating Oil, the “Heating Oil Closing Level” is the official U.S. dollar cash buyer settlement price for one barrel of the first nearby fungible No. 2 heating oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices for one barrel of the first nearby fungible No. 2 heating oil futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

       On any trading day, the “Lead Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Lead Return =	Lead Closing Level – Lead Starting Level Lead Starting Level

where the “Lead Starting Level” is the official U.S. dollar cash buyer settlement price per metric ton of Lead quoted by the LME, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement and the “Lead Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Lead quoted by the LME, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Lead, the “Lead Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Lead quoted by the LME, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Lead quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

       On any trading day, the “Natural Gas Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Natural Gas Return =	Natural Gas Closing Level – Natural Gas Starting Level Natural Gas Starting Level

where the “Natural Gas Starting Level” is the official U.S. dollar cash buyer settlement price per one million British thermal units of the first nearby Henry Hub natural gas futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement and the “Natural Gas Closing Level” is the official U.S. dollar cash buyer settlement price per one million British thermal units of the first nearby Henry Hub natural gas futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Natural Gas, the “Natural Gas Closing Level” is the official U.S. dollar cash buyer settlement price per one million British thermal units of the first nearby Henry Hub natural gas futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per one million British thermal units of the first nearby Henry Hub natural gas futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

PS-7

       On any trading day, the “Nickel Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Nickel Return =	Nickel Closing Level – Nickel Starting Level Nickel Starting Level

where the “Nickel Starting Level” is the official U.S. dollar cash buyer settlement price per metric ton of Nickel quoted by the LME, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement and the “Nickel Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Nickel quoted by the LME, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Nickel, the “Nickel Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Nickel quoted by the LME, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Nickel quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

       On any trading day, the “RBOB Gasoline Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

RBOB Gasoline Return =	RBOB Gasoline Closing Level – RBOB Gasoline Starting Level RBOB Gasoline Starting Level

where the “RBOB Gasoline Starting Level” is the official U.S. dollar cash buyer settlement price per gallon of the first nearby non-oxygenated blendstock gasoline futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement and the “RBOB Gasoline Closing Level” is the official U.S. dollar cash buyer settlement price per gallon of the first nearby non-oxygenated blendstock gasoline futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only RBOB Gasoline, the “RBOB Gasoline Closing Level” is the official U.S. dollar cash buyer settlement price per gallon of the first nearby non-oxygenated blendstock gasoline futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per gallon of the first nearby non-oxygenated blendstock gasoline futures contract quoted by the NYMEX, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

       On any trading day, the “Silver Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Silver Return =	Silver Closing Level – Silver Starting Level Silver Starting Level

where the “Silver Starting Level” is the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement and the “Silver Closing Level” is the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Silver, the “Silver Closing Level” is the official Silver fixing level in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official Silver fixing levels in U.S. dollars per troy ounce (expressed in cents) quoted by the LBMA, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

PS-8

       On any trading day, the “Zinc Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Zinc Return =	Zinc Closing Level – Zinc Starting Level Zinc Starting Level

where the “Zinc Starting Level” is the official U.S. dollar cash buyer settlement price per metric ton of zinc quoted by the LME, as reported by Bloomberg Financial Markets, on the pricing date or other relevant date as specified in the relevant terms supplement and the “Zinc Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Zinc quoted by the LME, as reported by Bloomberg Financial Markets, on such trading day. However, if the Basket consists of only Zinc, the “Zinc Closing Level” is the official U.S. dollar cash buyer settlement price per metric ton of Zinc quoted by the LME, as reported by Bloomberg Financial Markets, on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the official U.S. dollar cash buyer settlement prices per metric ton of Zinc quoted by the LME, as reported by Bloomberg Financial Markets, on each of the Ending Averaging Dates.

       In certain circumstances, the “Starting Level” and “Closing Level” of any Basket Commodity will be based on the alternate calculation of such Basket Commodity described under “The Basket — Discontinuation of Trading on the LME, ICE Futures, NYMEX, CBOT or the LBMA in the Basket Commodities; Alteration of Method of Calculation.”

       On any trading day, the “Agriculture Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Agriculture Return =	Agriculture Closing Level – Agriculture Starting Level Agriculture Starting Level

where the “Agriculture Starting Level” is the closing level of the S&P GSCI™ Agriculture Index Excess Return on the pricing date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCI™ Agriculture Index Excess Return on each of the Initial Averaging Dates, and the “Agriculture Closing Level” is the closing level of the S&P GSCI™ Agriculture Index Excess Return on such trading day. However, if the Basket consists of only the S&P GSCI™ Agriculture Index Excess Return, the “Agriculture Closing Level” is the closing level of the S&P GSCI™ Agriculture Index Excess Return on the Observation Date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCI™ Agriculture Index Excess Return on each of the Ending Averaging Dates.

       On any trading day, the Energy Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Energy Return =	Energy Closing Level – Energy Starting Level Energy Starting Level

where the “Energy Starting Level” is the closing level of the S&P GSCI™ Energy Index Excess Return on the pricing date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCI™ Energy Index Excess Return on each of the Initial Averaging Dates, and the “Energy Closing Level” is the closing level of the S&P GSCI™ Energy Index Excess Return on such trading day. However, if the Basket consists of only the S&P GSCI™ Energy Index Excess Return, the “Energy Closing Level” is the closing level of the S&P GSCI™ Energy Index Excess Return on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCI™ Energy Index Excess Return on each of the Ending Averaging Dates.

PS-9

       On any trading day, the “Industrial Metals Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Industrial Metals Return =	Industrial Metals Closing Level – Industrial Metals Starting Level Industrial Metals Starting Level

where the “Industrial Metals Starting Level” is the closing level of the S&P GSCI™ Industrial Metals Index Excess Return on the pricing date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCI™ Industrial Metals Index Excess Return on each of the Initial Averaging Dates, and the “Industrial Metals Closing Level” is the closing level of the S&P GSCI™ Industrial Metals Index Excess Return on such trading day. However, if the Basket consists of only the S&P GSCI™ Industrial Metals Index Excess Return, the “Industrial Metals Closing Level” is the closing level of the S&P GSCI™ Industrial Metals Index Excess Return on the Observation Date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCI™ Industrial Metals Index Excess Return on each of the Ending Averaging Dates.

       On any trading day, the “Livestock Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Livestock Return =	Livestock Closing Level – Livestock Starting Level Livestock Starting Level

where the “Livestock Starting Level” is the closing level of the S&P GSCI™ Livestock Index Excess Return on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCI™ Livestock Index Excess Return on each of the Initial Averaging Dates, and the “Livestock Closing Level” is the closing level of the S&P GSCI™ Livestock Index Excess Return on such trading day. However, if the Basket consists of only the S&P GSCI™ Livestock Index Excess Return, the “Livestock Closing Level” is the closing level of the S&P GSCI™ Livestock Index Excess Return on the Observation Date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCI™ Livestock Index Excess Return on each of the Ending Averaging Dates.

        On any trading day, the “Precious Metals Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Precious Metals Return =	Precious Metals Closing Level – Precious Metals Starting Level Precious Metals Starting Level

where the “Precious Metals Starting Level” is the closing level of the S&P GSCI™ Precious Metals Index Excess Return on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCI™ Precious Metals Index Excess Return on each of the Initial Averaging Dates, and the “Precious Metals Closing Level” is the closing level of the S&P GSCI™ Precious Metals Index Excess Return on such trading day. However, if the Basket consists of only the S&P GSCI™ Precious Metals Index Excess Return, the “Precious Metals Closing Level” is the closing level of the S&P GSCI™ Precious Metals Index Excess Return on the Observation Date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCI™ Precious Metals Index Excess Return on each of the Ending Averaging Dates.

       We refer to each of the Agriculture Starting Level, Energy Starting Level, Industrial Metals Starting Level, Livestock Starting Level and Precious Metals Starting Level as an “Index Starting Level,” and each of the Agriculture Closing Level, Energy Closing Level, Industrial Metals Closing Level, Livestock Closing Level and Precious Metals Closing Level as an “Index Closing Level.”

        With respect to each Basket Commodity, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on the LME, ICE Futures, NYMEX, CBOT, or the LBMA with respect to the applicable Basket Commodity.

PS-10

       All references to the LME, ICE Futures, NYMEX, CBOT, or the LBMA with respect to the applicable Basket Commodity will also be deemed to refer to any relevant successor exchange as determined by the calculation agent.

       With respect to each Basket Index, the “closing level” on any trading day will equal the official closing level of such Basket Index or any successor index thereto (as described below) published following the regular official weekday close of trading for such Basket Index on that trading day. In certain circumstances, the “closing level” for a Basket Index will be based on the alternate calculation of such Basket Index described under “The Basket Components — The Basket Indices.”

       With respect to each Basket Index, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which (i) such Basket Index or any relevant successor index is calculated and (ii) futures contracts constituting more than 80% of the value of such Basket Index or such successor index on such day are capable of being traded on their relevant exchanges during the one-half hour before the determination of the closing level of such Basket Index or such successor index, as applicable.

       The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below. If an Initial Averaging Date is not a trading day with respect to any Basket Component, or there is a market disruption event with respect to any Basket Component on such Initial Averaging Date (any such Basket Component affected by a non-trading day or a market disruption event, a “Disrupted Basket Component”), the applicable Initial Averaging Date will be the immediately succeeding trading day for any such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing; provided that the Basket Closing Level on such Initial Averaging Date, as postponed, shall be determined by using (1) the settlement price, fixing level or closing level, as applicable, for each Basket Component (other than any such Disrupted Basket Component) on the originally scheduled Initial Averaging Date and (2) the settlement price, fixing level or closing level, as applicable, for any such Disrupted Basket Component on the immediately succeeding trading day for such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing. For the avoidance of doubt, if an Initial Averaging Date is to be postponed as described above, and there are two or more Disrupted Basket Components and the first trading day on which there is no market disruption event relating to the first Disrupted Basket Component is different from such trading day for one or more of the other Disrupted Basket Components, such Initial Averaging Date will be postponed to the latest of such trading days. Under these circumstances, the calculation agent will calculate the Basket Closing Level for such Initial Averaging Date using the settlement prices, fixing levels or closing levels, as applicable, of the Disrupted Basket Components on different trading days.

       In no event, however, shall any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day with respect to any Disrupted Basket Component, or there is a market disruption event with respect to any Disrupted Basket Component on such tenth business day, the calculation agent will determine the settlement price, fixing level or closing level, as applicable, for any such Disrupted Basket Component for such date in accordance with the formula for and method of calculating such settlement price, fixing level or closing level, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the daily settlement price or fixing level, as applicable (or, if trading in the relevant commodities or futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price or fixing level, as applicable, that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day or, in the case of a Disrupted Basket Component that is a Basket Index, on such tenth scheduled business day of each futures contract most recently constituting such Disrupted Basket Component.

PS-11

       The Basket Valuation Date(s), which will either be a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below.

       The maturity date will be specified in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Basket Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Basket Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

       We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity and on the Interest Payment Dates, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

       A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

       Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Notes with a maturity of more than one year

       If a Basket Valuation Date is not a trading day with respect to any Basket Component, or there is a market disruption event with respect to any Basket Component on such Basket Valuation Date, the applicable Basket Valuation Date will be the immediately succeeding trading day for any such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing; provided that the Basket Closing Level on such Basket Valuation Date, as postponed, shall be determined by using (1) the settlement price, fixing level or closing level, as applicable, for each Basket Component (other than any such Disrupted Basket Component) on the originally scheduled Basket Valuation Date and (2) the settlement price, fixing level or closing level, as applicable, for any such Disrupted Basket Component on the immediately succeeding trading day for such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing. For the avoidance of doubt, if a Basket Valuation Date is to be postponed as described above, and there are two or more Disrupted Basket Components and the first trading day on which there is no market disruption event relating to the first Disrupted Basket Component is different from such trading day for one or more of the other Disrupted Basket Components, such Basket Valuation Date will be postponed to the latest of such trading days. Under such circumstances, the calculation agent will calculate the Basket Closing Level for such Basket Valuation Date using the settlement prices, fixing levels or closing levels, as applicable, of the Disrupted Basket Components on different trading days.

       In no event, however, shall any Basket Valuation Date be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Basket Valuation Date is not a trading day with respect to any Disrupted Basket Component, or there is a market disruption event with respect to any Disrupted Basket Component on such tenth business day, the calculation agent will determine the settlement price, fixing level or closing level, as applicable, for any such Disrupted Basket Component for such date in accordance with the formula for and method of calculating such settlement price, fixing level or closing level, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the daily settlement price or fixing level, as applicable (or, if trading in the relevant commodities or futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price or fixing level, as applicable, that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day or, in the case of a Disrupted Basket Component that is a Basket Index, on such tenth scheduled business day of each futures contract most recently constituting such Disrupted Basket Component.

PS-12

Notes with a maturity of not more than one year

       If a Basket Valuation Date is not a trading day with respect to any Basket Component, or there is a market disruption event with respect to any Basket Component on such Basket Valuation Date, the applicable Basket Valuation Date will be the immediately succeeding trading day for any such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing;provided that the Basket Closing Level on such Basket Valuation Date, as postponed, shall be determined by using (1) the settlement price, fixing level or closing level, as applicable, for each Basket Component (other than any such Disrupted Basket Component) on the originally scheduled Basket Valuation Date and (2) the settlement price, fixing level or closing level, as applicable, for any such Disrupted Basket Component on the immediately succeeding trading day for such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing ; provided, further, that no Basket Valuation Date, as postponed, shall produce a maturity date more than one year (counting for this purpose the issue date but not the maturity date) after the issue date (the last date that could serve as the final Basket Valuation Date without causing the maturity date to be more than one year after the issue date, the “Final Disrupted Valuation Date”). For the avoidance of doubt, if a Basket Valuation Date is to be postponed as described above, and there are two or more Disrupted Basket Components and the first trading day on which there is no market disruption event relating to the first Disrupted Basket Component is different from such trading day for one or more of the other Disrupted Basket Components, such Basket Valuation Date will be postponed to the latest of such trading days. Under these circumstances, the calculation agent will calculate the Basket Closing Level for such Basket Valuation Date using the settlement prices, fixing levels or closing levels, as applicable, of the Disrupted Basket Components on different trading days.

       In no event, however, shall any Basket Valuation Date be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Basket Valuation Date is not a trading day with respect to any Disrupted Basket Component, or there is a market disruption event with respect to any Disrupted Basket Component on such tenth business day, the calculation agent will determine the settlement price, fixing level or closing level, as applicable, for any such Disrupted Basket Component for such date in accordance with the formula for and method of calculating such settlement price, fixing level or closing level, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the daily settlement price or fixing level, as applicable (or, if trading in the relevant commodities or futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price or fixing level, as applicable, that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day or, in the case of a Disrupted Basket Component that is a Basket Index, on such tenth scheduled business day of each futures contract most recently constituting such Disrupted Basket Component.

       Notwithstanding the foregoing, if any Basket Valuation Date has been postponed to the Final Disrupted Valuation Date (treating any such Basket Valuation Date that is not the final Basket Valuation Date as if it were the final Basket Valuation Date), and such Final Disrupted Valuation Date is not a trading day with respect to any Disrupted Basket Component, or there is a market disruption event with respect to any Disrupted Basket Component on such Final Disrupted Valuation Date, the calculation agent will determine the settlement price, fixing level or closing level, as applicable, for any such Disrupted Basket Component for such Final Disrupted Valuation Date in accordance with the formula for and method of calculating such settlement price, fixing level or closing level, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the daily settlement price or fixing level, as applicable (or, if trading in the relevant commodities or futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price or fixing level, as applicable, that would have prevailed but for such suspension or limitation or non-trading day) on the business day immediately preceding such Final Disrupted Valuation Date or, in the case of a Disrupted Basket Component that is a Basket Index, on the business day immediately preceding such Final Disrupted Valuation Date of each futures contract most recently constituting such Disrupted Basket Component. For the avoidance of doubt, in no event shall any Basket Valuation Date occur after the Final Disrupted Valuation Date.

PS-13

Interest Payments

       If the relevant terms supplement specifies that the notes will bear interest, the notes will bear interest at the rate per annum, or such other rate or rates, as specified in such terms supplement. Under these circumstances, interest will accrue from the issue date of the notes to but excluding the maturity date. Interest will be paid in arrears on each date specified in the relevant terms supplement (each such date an “Interest Payment Date”) to but excluding the maturity date, to the holders of record at the close of business on the date 15 calendar days prior to that Interest Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant terms supplement. Interest on the notes will be calculated based on a 360-day year of twelve 30-day months, unless otherwise specified in the relevant terms supplement. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next interest payment period will commence as if the payment had not been delayed. If the maturity date is adjusted as the result of a market disruption event, the payment of interest due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

Basket Consisting of a Single Basket Component

       If the Basket consists of only one Basket Component, unless otherwise specified in the relevant terms supplement, all references to (1) the “Basket Return” will be deemed to refer to the Aluminum Return, the Brent Crude Return, the Copper Return, the Corn Return, the Crude Oil Return, the Gold Return, the Heating Oil Return, the Lead Return, the Natural Gas Return, the Nickel Return, the RBOB Gasoline Return, the Silver Return, the Zinc Return, the Agriculture Return, the Energy Return, the Industrial Metals Return, the Livestock Return or the Precious Metals Return, as applicable, and may be referred to as the “Commodity Return” or “Index Return,” as applicable, in the relevant terms supplement, (2) the “Ending Basket Level” will be deemed to refer to the Aluminum Closing Level, the Brent Crude Closing Level, the Copper Closing Level, the Corn Closing Level, the Crude Oil Closing Level, the Gold Closing Level, the Heating Oil Closing Level, the Lead Closing Level, the Natural Gas Closing Level, the Nickel Closing Level, the RBOB Gasoline Closing Level, the Silver Closing Level, the Zinc Closing Level, the Agriculture Closing Level, the Energy Closing Level, the Industrial Metals Closing Level, the Livestock Closing Level or the Precious Metals Closing Level, as applicable, in the relevant terms supplement, and may be referred to as the “Ending Commodity Level” or “Ending Index Level,” as applicable, in the relevant terms supplement, and (3) the “Starting Basket Level” will be deemed to refer to the Aluminum Starting Level, the Brent Crude Starting Level, the Copper Starting Level, the Corn Starting Level, the Crude Oil Starting Level, the Gold Starting Level, the Heating Oil Starting Level, the Lead Starting Level, the Natural Gas Starting Level, the Nickel Starting Level, the RBOB Gasoline Starting Level, the Silver Starting Level, the Zinc Closing Level, the Agriculture Starting Level, the Energy Starting Level, the Industrial Metals Starting Level, the Livestock Starting Level or the Precious Metals Starting Level, as applicable, and may be referred to as the Initial Commodity Level or “Initial Index Level,” as applicable, in the relevant terms supplement.

PS-14

RISK FACTORS

       Your investment in the notes will involve certain risks. The notes may not pay interest or guarantee any return on principal prior to maturity, unless otherwise specified in the relevant terms supplement. Investing in the notes is not equivalent to investing directly in the Basket, any of the Basket Components or any of the futures contracts underlying the Basket Indices or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the Basket Components. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes differ from conventional debt securities and may not pay more than the applicable principal amount, and accrued and unpaid interest, if applicable, at maturity.

       The notes combine features of equity and debt. The terms of the notes differ from those of conventional debt securities in that we may not pay interest on the notes or, if we do pay interest, a significant portion of your total payment at maturity may be based on the performance of the Basket rather than the interest rate we will pay you. Where the relevant terms supplement does not provide for interest payments, if the Ending Basket Level is equal to the Starting Basket Level at maturity you will receive only $1,000 (plus the Minimum Return, if any) for each $1,000 principal amount note, unless otherwise specified in the relevant terms supplement. The return at maturity of only the applicable principal amount of each note (plus the Minimum Return, if any) will not compensate you for any loss in value due to inflation and other factors relating to the value of money over time. This will be true even if the value of the Basket was higher than the Starting Basket Level at some time during the term of the notes but later falls back to the Starting Basket Level on the Basket Valuation Dates. Because the notes may accrue no interest or interest at an interest rate lower than that payable for other debt securities issued by us with a comparable maturity, the return on your investment in the notes may be less than the amount that would be paid on a conventional debt security of comparable maturity.

The Ending Basket Level may be different from the Basket Closing Level at the maturity date of the notes or at other times during the term of the notes.

       Because the Ending Basket Level is calculated based on the Basket Closing Level on one or more Basket Valuation Dates near the end of the term of the notes, the level of the Basket at various other times during the term of the notes could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant change in the level of the Basket after the Basket Valuation Dates, if there is a significant change in the level of the Basket during the latter portion of the term of the notes or if there is significant volatility in the Basket level during the term of the notes (especially on dates near the Basket Valuation Date(s)). For example, when the Basket Valuation Date for the notes is near the end of the term of the notes, then if Basket levels steadily increase during the initial term of the notes and then decreases to just below the Starting Basket Level, the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Basket Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket Indices, the or any futures contracts underlying the Basket Indices, futures contracts or, exchange-traded or over-the-counter instruments based on, or any other instruments linked to, any of the Basket Components for which there is an active secondary market.

The appreciation potential of the notes will be limited by the Maximum Return, if applicable.

       If the notes have a Maximum Return, the appreciation potential of the notes is limited to the fixed dollar amount per $1,000 principal amount note specified in the relevant terms supplement as the Maximum Return. Under these circumstances, the Additional Amount will equal no more than the Maximum Return. Accordingly, the appreciation potential of the notes will be limited to the Maximum Return even if the Additional Amount calculated with reference to the Basket Return and the Upside Participation Rate or the Absolute Basket Return and the Downside Participation Rate would be greater than the Maximum Return.

PS-15

The Basket Components may not be equally weighted.

       Unless otherwise specified in the relevant terms supplement, the Basket is composed of up to eighteen Basket Components, each of which may have a different weight in determining the value of the Basket, depending on the Component Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify a Basket consisting of Aluminum, Copper, Zinc, the S&P GSCI™ Agriculture Index Excess Return and the S&P GSCI™ Livestock Index Excess Return and that the Aluminum Weighting, the Copper Weighting, the Zinc Weighting, the Agriculture Weighting and the Livestock Weighting are 10%, 30%, 20%, 15% and 25%, respectively. One consequence of such an unequal weighting of the Basket Components is that the same percentage change in two of the Basket Components may have a different effect on the Basket Closing Level. For example, if the Copper Weighting is greater than the Aluminum Weighting, a 5% decrease in Copper will have a greater effect on the Basket Closing Level than a 5% decrease in Aluminum.

The weight of each Basket Component may be determined on a date other than the pricing date.

       If so specified in the relevant terms supplement, the weight of each Basket Component in the Basket may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the weights of the Basket Components in the Basket will be determined based on the relative magnitude of the Component Return of each Basket Component on the Observation Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Basket Component until a date later than the pricing date, and you may not know the weight assigned to each Basket Component in the Basket prior to the final Basket Valuation Date.

 Changes in the value of the Basket Components may offset each other.

       Unless otherwise specified in the relevant terms supplement, the notes are linked to a weighted Basket composed of the Basket Components. Price movements in the Basket Components may not correlate with each other. At a time when the value of one or more of the Basket Components increases, the value of the other Basket Components may not increase as much or may even decline in value. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Components, particularly if the Basket Component or Components that appreciate are of relatively low weight in the Basket. There can be no assurance that the Ending Basket Level will be different from the Starting Basket Level. Unless the relevant terms supplement provides for interest payments and/or a Minimum Return, if the Basket Return is flat, you will only receive the principal amount of your notes at maturity.

The Basket may consist of only one Basket Component.

       In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will each be weighted as 0% of the Basket. In such cases, the Basket Closing Level will be determined with respect to the closing level of the single Basket Component, as applicable, and changes in other Basket Components will have no effect on the Basket Closing Level.

If the Upside Participation Rate is less than 100%, the Additional Amount may be limited by the Upside Participation Rate.

       If the Upside Participation Rate is less than 100% and the Ending Basket Level exceeds the Starting Basket Level, the Additional Amount you receive at maturity will equal only a percentage, as specified in the relevant terms supplement, of the Basket performance above the Starting Basket Level. Under these circumstances, the Additional Amount you receive at maturity will not fully reflect the upside performance of the Basket.

PS-16

If the Downside Participation Rate is less than 100%, the Additional Amount may be limited by the Downside Participation Rate.

       If the Downside Participation Rate is less than 100% and the Ending Basket Level is less than the Starting Basket Level, the Additional Amount you receive at maturity will equal only a percentage, as specified in the relevant terms supplement, of the absolute value of the Basket performance below the Starting Basket Level. Under these circumstances, the Additional Amount you receive at maturity will not fully reflect the downside performance of the Basket.

The Component Starting Levels for the Basket Components may be determined after the issue date of the notes.

        If so specified in the relevant terms supplement, the Component Starting Levels for the Basket Components will be determined based on the arithmetic average of the settlement prices, fixing levels or closing levels of the Basket Components on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Component Starting Level for the Basket Components may not be determined, and you may therefore not know such value, until after the issue date. Similarly, the global note certificate constituting the notes, which will be deposited with The Depository Trust Company on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the Component Starting Levels for the Basket Components. The Component Starting Levels for the Basket Components will be used in the calculation of the various Component Returns, and the Component Returns will be used in calculating the Basket Return, the Absolute Basket Return and the payment at maturity. If there are any changes in the settlement prices, fixing levels or closing levels for the Basket Components on the Initial Averaging Dates that occur after the issue date and such changes result in the Component Starting Levels for one or more of the Basket Components being higher or lower than the settlement prices, fixing levels or closing levels of such Basket Components on the issue date, this may establish higher or lower levels that the Basket Components must achieve for you to receive at maturity more than the applicable principal amount of your notes and, if applicable, the Minimum Return.

An investment in the notes may be subject to risks associated with the London Metal Exchange.

       Some of the Basket Commodities (Aluminum, Copper, Lead, Nickel and Zinc) are traded on the LME. Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

       In addition, the LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery up to 63, 27 and 15 months forward (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on any Basket Valuation Date, the official U.S. dollar cash buyer settlement prices per metric ton of each Basket Commodity and, consequently, the Basket Return, could be adversely affected.

PS-17

An investment in the notes may be subject to risks associated with the London Bullion Market Association.

       Some of the Basket Commodities (Gold and Silver) are traded on the LBMA. Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

       The closing prices of Gold and Silver will be determined by reference to fixing prices reported by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of Gold and Silver may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

An investment in the notes may be subject to risks associated with ICE Futures.

       One of the Basket Commodities (Brent Crude) is traded on ICE Futures. Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

       The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could affect the value of the Basket Components as a whole and, therefore, the Additional Amount at maturity and in the market value of the notes.

The notes are not regulated by the Commodity Futures Trading Commission.

       The net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

PS-18

Regulation of the commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict and may significantly and adversely affect the value of the notes.

       Futures contracts and options on futures contracts markets, including those on which the Component Return for the Basket Commodities is based, are subject to extensive statutes, regulations, and margin requirements. The CFTC and the exchanges including NYMEX, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, NYMEX has regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market price of the oil futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effects of any future regulatory change on the value of the notes is impossible to predict, but could be substantial and adverse to the interests of noteholders.

Some of the Basket Components are commodities, the prices of which are volatile and are affected by numerous factors, certain of which are specific to the market for each commodity.

       A decrease in the price of any of the Basket Commodities may have a material adverse effect on the value of the notes and your return on your investment in the notes. The Basket Commodities are subject to the effect of numerous factors, certain of which are specific to the market for each such commodity, as discussed below.

       Aluminum

       The price of aluminum is primarily affected by the global demand for and supply of aluminum, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for aluminum in various applications. Their availability and price will also affect demand for aluminum. The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include transportation problems, labor strikes and shortages of power and raw materials. It is not possible to predict the aggregate effect of all or any combination of these factors.

       Brent Crude

       The price of IPE brent blend crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of

PS-19

the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

       Copper

       The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years, demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and industrial development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity. It is not possible to predict the aggregate effect of all or any combination of these factors.

       Corn

       The price of corn is primarily affected by the global demand for, and supply of, corn. The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production ethanol. The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed. Negative developments in those industries may lessen the demand for corn. For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease. The supply of corn is dependent on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn. The United States is the world’s largest supplier of corn, followed by China and Brazil. The supply of corn is particularly sensitive to weather patterns in the United States and China. In addition, technological advances could lead to increases in worldwide production of corn and corresponding decreases in the price of corn.

       Crude Oil

       The price of WTI light sweet crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general

PS-20

economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil-producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by OPEC and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

       Gold

       The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. It is not possible to predict the aggregate effect of all or any combination of these factors.

       Heating Oil

       The level of global industrial activity influences the demand for heating oil. In addition, the seasonal temperatures in countries throughout the world can heavily influence the demand for heating oil. Heating oil is generally used to fuel heat furnaces for buildings. Heat oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

       Lead

       The price of lead is primarily affected by the global demand for and supply of lead, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for lead is significantly influenced by the level of global industrial economic activity. The storage battery industrial sector is particularly important to demand for lead given that the use of lead in the manufacture of batteries accounts for a significant percentage of world-wide lead demand. Growth in the production of batteries will drive lead demand. The power generation industrial sector is also important to demand for lead given that the use of lead in the manufacture of power generation units accounts for a significant percentage of world-wide lead demand. Additional applications of lead include gasoline additives, pigments, chemicals and crystal glass. Use in the manufacture of these products will also influence demand for lead. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of lead is widely spread around the world. The supply of lead is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. A critical factor influencing supply is the environmental and regulatory regimes of the countries in which lead is mined and processed. It is not possible to predict the aggregate effect of all or any combination of these factors.

PS-21

       Natural Gas

       Natural gas is used primarily for residential and commercial heating and in the production of electricity. The level of global industrial activity influences the demand for natural gas. Natural gas has also become an increasingly popular source of energy in the United States, both for consumers and industry, in part because it burns more cleanly and has minimal impact on the environment. Many utilities, for example, have shifted away from coal or oil to natural gas to produce electricity. The demand for natural gas has also traditionally been cyclical, with higher demand during the months of winter and lower demand during the warmer summer months. In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas. The world’s supply of natural gas is concentrated in the Middle East, Europe, the former Soviet Union and Africa. In general, the supply of natural gas is based on competitive market forces: inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market. Supplying natural gas in order to meet this demand, however, is dependent on a number of factors. These factors may be broken down into two segments: those factors that affect the short term supply and general barriers to increasing supply. In turn, factors that affect the short term supply are as follows: the availability of skilled workers and equipment, permitting and well development and weather and delivery disruptions (e.g., hurricanes, labor strikes and wars). Similarly, the other more general barriers to the increase in supply of natural gas are: access to land, the expansion of pipelines and the financial environment. These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.

       Nickel

       The price of nickel is primarily affected by the global demand for and supply of nickel, but is also influenced from time to time by speculative actions and by currency exchange rates. Demand for nickel is significantly influenced by the level of global industrial economic activity. The stainless steel industrial sector is particularly important to demand for nickel given that the use of nickel in the manufacture of stainless steel accounts for a significant percentage of world-wide nickel demand. Growth in the production of stainless steel will therefore drive nickel demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for nickel in various applications. Their availability and price will also affect demand for nickel. Nickel supply is dominated by Canada and the Commonwealth of Independent States (the “CIS”). Exports from the CIS have increased in recent years. The supply of nickel is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. It is not possible to predict the aggregate effect of all or any combination of these factors.

       RBOB Gasoline

       The level of global industrial activity influences the demand for non-oxygenated gasoline. In addition, the demand has seasonal variations, which occur during “driving seasons” usually considered the summer months in North America and Europe. Non-oxygenated gasoline is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of non-oxygenated gasoline.

       Silver

       The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production

PS-22

and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, photography and jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

       Zinc

       The price of zinc is primarily affected by the global demand for and supply of zinc, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for zinc in the early 1990s tended to discourage such investments. It is not possible to predict the aggregate effect of all or any combination of these factors.

The London Metal Exchange has no obligation to consider your interests.

       The LME is responsible for calculating the official U.S. dollar cash buyer settlement price per metric ton for Aluminum, Copper, Lead, Nickel and Silver. The LME may alter, discontinue or suspend calculation or dissemination of the official U.S. dollar cash buyer settlement price per metric ton for any or all of these Basket Commodities. Any of these actions could adversely affect the value of the notes. The LME has no obligation to consider your interests in calculating or revising the official U.S. dollar cash buyer settlement price per metric ton for these Basket Commodities.

ICE Futures has no obligation to consider your interests.

       ICE Futures is responsible for calculating the official U.S. dollar cash settlement price per barrel for Brent Crude. ICE Futures may alter, discontinue or suspend calculation or dissemination of the official U.S. dollar cash settlement price per barrel for Brent Crude. Any of these actions could adversely affect the value of the notes. ICE Futures has no obligation to consider your interests in calculating or revising the official U.S. dollar cash settlement price per barrel for Brent Crude.

The New York Mercantile Exchange has no obligation to consider your interests.

       The NYMEX is responsible for calculating the official U.S. dollar cash buyer settlement prices per unit of measure for Crude Oil, Heating Oil, Natural Gas and RBOB Gasoline. The NYMEX may alter, discontinue or suspend calculation or dissemination of the official U.S. dollar cash buyer settlement price per unit of measure for any or all of these Basket Commodities. Any of these actions could adversely affect the value of the notes. The NYMEX has no obligation to consider your interests in calculating or revising the official U.S. dollar cash buyer settlement price per unit of measure for these Basket Commodities.

The Chicago Board of Trade has no obligation to consider your interests.

       The Chicago Board of Trade (the “CBOT”) is responsible for calculating the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn. The CBOT may alter, discontinue or suspend calculation or dissemination of the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn. Any of these actions could adversely affect the value of the notes. The CBOT has no obligation to consider your interests in calculating or revising the official U.S. dollar settlement price per bushel of the first nearby futures contract for #2 Yellow Corn.

PS-23

The London Bullion Market Association has no obligation to consider your interests.

       The LBMA is responsible for calculating the official afternoon Gold fixing level in U.S. dollars per troy ounce and Silver fixing level in U.S. dollars per troy ounce. The LBMA may alter, discontinue or suspend calculation or dissemination of the official afternoon Gold fixing level in U.S. dollars per troy ounce and/or Silver fixing level in U.S. dollars per troy ounce. Any of these actions could adversely affect the value of the notes. The LBMA has no obligation to consider your interests in calculating or revising the official afternoon Gold fixing level and/or the official Silver fixing level.

Prices for the physical commodities upon which the futures contracts that compose the Basket Indices are based may change unpredictably and affect the value of the notes in unanticipated ways.

       A decrease in the price of any of the commodities upon which the futures contracts that compose the Basket Indices are based may have a material adverse effect on the value of the notes and your return on an investment in the notes. The prices of such commodities are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities upon which the futures contracts that compose the Basket Indices are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Basket. It is not possible to predict the aggregate effect of all or any combination of these factors.

       The S&P GSCI™ Agriculture Index Excess Return

       The S&P GSCI™ Agriculture Index Excess Return is a world production-weighted index of certain agricultural commodities in the world economy. Global agricultural commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities such as wheat, corn and soybeans, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

       The S&P GSCI™ Energy Index Excess Return

       The S&P GSCI™ Energy Index Excess Return is a world production-weighted index of certain energy commodities in the world economy, including WTI Crude Oil, Brent Crude Oil, RBOB Gasoline, Heating Oil, Gasoil and Natural Gas. Global energy commodity prices are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for energy commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies and with respect to oil, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodities futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of Oil

PS-24

and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for energy commodities such as oil and gasoline is generally linked to economic activity, and will tend to reflect general economic conditions.

       The S&P GSCI™ Industrial Metals Index Excess Return

       The S&P GSCI™ Industrial Metals Index Excess Return is a world production-weighted index of certain industrial metals commodities in the world economy, including High Grade Primary Aluminum, Copper, Standard Lead, Primary Nickel and Special High Grade Zinc. Global industrial metals commodity prices are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity. Prices for industrial metals commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, general weather conditions, government intervention, embargoes and tariffs. An additional, but highly volatile, component of demand for industrial metals is adjustments to inventory in response to changes in economic activity and/or pricing levels, which will influence investment decisions in new mines and smelters. Sudden disruptions in the supplies of industrial metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power may cause prices of industrial metals futures contracts to become extremely volatile and unpredictable. The introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities will also affect the prices of industrial metals commodities.

       The S&P GSCI™ Livestock Index Excess Return

       The S&P GSCI™ Livestock Index Excess Return is a world production-weighted index of certain livestock commodities in the world economy, including live cattle, feeder cattle and lean hogs, which are “non-storable” commodities, and therefore may experience greater price volatility than traditional commodities. Global livestock commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for livestock commodities are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease (e.g., Bovine Spongiform Encephalopathy, or Mad Cow Disease), availability of and prices for livestock feed and natural disasters may also affect livestock commodity prices. Demand for livestock commodities has generally increased with worldwide growth and prosperity.

       The S&P GSCI™ Precious Metals Index Excess Return

       The S&P GSCI™ Precious Metals Index Excess Return is a world production-weighted index consisting of two precious metals commodities in the world economy: Gold and Silver. Global precious metals commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Gold prices in particular are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.

PS-25

       Silver prices are also subject to fluctuation and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the silver commodities market.

You will not have rights in the exchange-traded futures contracts on the commodities underlying the Basket Indices.

       As an owner of the notes, you will not have rights that holders of exchange-traded futures contracts on the commodities underlying the Basket Indices may have.

Owning the notes is not the same as owning the Basket Commodities or the commodities upon which the futures contracts that compose the Basket Indices are based, or certain other commodity-related contracts directly.

       The return on your notes will not reflect the return you would realize if you actually purchased the Basket Commodities or the commodities upon which the futures contracts that compose the Basket Indices are based, or exchange-traded or over-the-counter instruments based on any of the Basket Components. You will not have any rights that holders of such assets or instruments have.

The Basket Indices may include contracts that are not traded on regulated futures exchanges.

       The Basket Indices were originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). As described below, however, the Basket Indices may include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the Basket Indices may expose you to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Higher future prices of commodities included in the Basket Indices relative to their current prices may lead to a decrease in the payment at maturity of the notes.

       As the contracts that underlie the Basket Indices come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling.” Excluding other considerations, if the market for these contracts is in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in each Basket Index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times.

PS-26

Moreover, some of the commodities reflected in the Basket Indices have historically exhibited “contango” markets rather than backwardation. Contango markets are those in which prices are higher in more distant delivery months than in nearer delivery months. Commodities may also fluctuate between backwardation and contango markets. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the Basket Indices and, accordingly, the amount payable at maturity of the notes.

Each Basket Index may be more volatile and susceptible to price fluctuations of commodities than a broader commodities index.

       Each Basket Index may be more volatile and susceptible to price fluctuations than a broader commodities index, such as the S&P GSCI™. In contrast to the S&P GSCI™, which includes contracts on the principal physical commodities that are actively traded, each of the Basket Indices is comprised of contracts on only a portion of such physical commodities. As a result, price volatility in the contracts included in the S&P GSCI™ will likely have a greater impact on each Basket Index than it would on the broader S&P GSCI™, and each Basket Index individually will be more susceptible to fluctuations and declines in value of the physical commodities included in such Basket Index. In addition, because each of the Basket Indices omit principal market sectors comprising the S&P GSCI™, they may be less representative of the economy and commodity markets as a whole and might therefore not serve as a reliable benchmark for commodity market performance generally.

  Changes in the composition and valuation of the S&P GSCI™ may adversely affect the market value and/or the payment at maturity of the notes.

       The composition of the S&P GSCI™ and its sub-indices (including the Basket Indices) may change over time, as additional futures contracts satisfy the eligibility criteria of the S&P GSCI™ or futures contracts currently included in the S&P GSCI™ fail to satisfy such criteria. Those changes could impact the composition and valuation of the Basket Indices. The weighting factors applied to each commodity included in each of the Basket Indices change annually, based on changes in commodity production statistics. In addition, Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”), in consultation with its Index Advisory Panel, may modify the methodology for determining the composition and weighting of the Basket Indices and for calculating their value in order to assure that the S&P GSCI™ represents a measure of the performance over time of the markets for the underlying commodities represented by the S&P GSCI™ and its sub-indices. A number of modifications to the methodology for determining the contracts to be included in each Basket Index, and for valuing each Basket Index, have been made in the past several years and further modifications may be made in the future. Such changes could adversely affect the market value and/or the payment at maturity for the notes.

Historical performance of each Basket Index should not be taken as an indication of the future performance of such Basket Index during the terms of the notes.

       The actual performance of each Basket Index over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical performance of such Basket Index. The trading prices of exchange traded futures contracts on the index commodities will determine the level of such Basket Index. As a result, it is impossible to predict whether the level of each of the Basket Indices will rise or fall.

The notes may be linked to an excess return index, and not a total return index.

       The notes may be linked to an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts comprising such index. By contrast, the S&P GSCI™ and “total return” sub-indices related thereto are “total return” indices which, in addition to reflecting those returns, also reflect interest that could be earned on funds committed to the trading of the underlying futures contracts. The Basket Indices do not include a “total return” feature.

PS-27

The Basket Indices will likely underperform a cash purchase of the underlying commodities, potentially by a significant amount.

       Because the Basket Indices are made up of futures contracts, there will be a cost to “rolling” the contracts forward as the Basket Indices sell the current contracts and then add the next month’s contracts. As the underlyings tend to have positively sloping forward curves, commonly known as “contango”, the Basket Indices’ return experiences a negative drag when the Basket Indices sell cheaper contracts, and purchase more expensive contracts. As a result, we expect the Basket Indices will likely underperform a direct investment in a similarly weighted basket of index commodities over the life of the notes.

We and our affiliates have no affiliation with S&P and are not responsible for their public disclosure of information.

       We and our affiliates are not affiliated with S&P in any way (except for arrangements discussed below in “The Basket Indices — License Agreement with Standard & Poor’s”) and have no ability to control S&P, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Basket Indices. The Index Sponsor is under no obligation to continue to calculate any such Basket Indices and is not required to calculate any successor index. If S&P discontinues or suspends the calculation of the respective index, it may become difficult to determine the market value of the notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to such Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion.

Index calculation disruption events may require an adjustment to the calculation of each Basket Index.

       At any time during the term of the notes, the daily calculation of each Basket Index may be adjusted in the event that S&P, the publisher of the S&P GSCI™ and its sub-indices (including the Basket Indices), determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract used in the calculation of each Basket Index on that day; the settlement price of any exchange-traded futures contract used in the calculation of each Basket Index reflects the maximum permitted price change from the previous day’s settlement price; or the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of each Basket Index. Any such Index calculation disruption events may have an adverse impact on the value of each Basket Index or the manner in which it is calculated.

S&P may be required to replace a contract underlying a Basket Index if the existing futures contract is terminated or replaced.

       A futures contract known as a “Designated Contract” has been selected as the reference contract for the underlying physical commodity included in each Basket Index. Data concerning this Designated Contract will be used to calculate each Basket Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; however, if one or more Designated Contracts were to be terminated or replaced by an exchange, a comparable futures contract would be selected by the Index Committee, if available, to replace each such Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the value of the individual Basket Index, as well as the value of the Basket as a whole Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

PS-28

       The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Basket Components, the Basket as a whole, and therefore, the value of your notes.

The notes are designed to be held to maturity.

       The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated since the date of the issuance of the notes. The potential returns described in any terms supplement assume that your notes are held to maturity.

Secondary trading may be limited.

       Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

       J.P. Morgan Securities Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to buy the notes. If at any time J.P. Morgan Securities Inc. does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

       Many economic and market factors will influence the value of the notes. We expect that, generally, the price of the Basket Commodities, the level of the Basket Indices and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the volatility, frequency and magnitude of changes in the value of the Basket Components;

  supply and demand trends for each of the Basket Components;

  the market price of the Basket Commodities and the physical commodities upon which the futures contracts that compose the Basket Indices are based or the exchange-traded futures contracts on such commodities;

  economic, financial, political and regulatory, geographical, meteorological or judicial events that affect commodities markets generally or the futures contracts underlying the Basket Indices, and which may affect the level of the Basket Indices and the Basket Return;

  interest and yield rates in the market generally;

  the time remaining to the maturity of the notes; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.
PS-29

       You cannot predict the future performance of any or all of the Basket Components or the Basket as a whole based on their historical performance. The Ending Basket Level may be flat as compared to the Starting Basket Level, in which event you will only receive the principal amount of your notes at maturity unless the relevant terms supplement provides for interest payments, a Partial Principal Protection Percentage, or a Minimum Return.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

       While the payment at maturity will be based on the applicable principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

Market disruptions may adversely affect your return.

       The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Basket Closing Level or the Basket Return or the Absolute Basket Return on any Basket Valuation Date, or the settlement prices, fixing levels, or closing levels of the Basket Components on any Initial Averaging Date and calculating the Additional Amount, if any, that we are required to pay you. Market disruptions might also prevent the calculation agent from properly valuing the settlement price, fixing level, or the closing level of a Basket Component on an Initial Averaging Date, if applicable. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Basket Valuation Dates or Initial Averaging Dates, if applicable, and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.”

S&P has no obligation to consider your interests.

       S&P is responsible for calculating and maintaining each of the Basket Indices. S&P can make methodological changes that could change the value of each Basket Index at any time and it has no obligation to consider your interests. S&P may discontinue or suspend calculation or dissemination of each Basket Index. If one or more of these events occurs, the calculation of the payment at maturity will be adjusted to reflect such event or events. See “The Basket Indices.” Consequently, any of these actions could adversely affect market value and/or payment at maturity of the notes. S&P has no obligation to consider your interests in calculating or revising the methodology of each Basket Index.

We or our affiliates may have adverse economic interests to the holders of the notes.

       J.P. Morgan Securities Inc. and other affiliates of ours trade the individual Basket Commodities, futures contracts or such Basket Commodities, the futures contracts that compose the Basket Indices, options on such futures contracts, the individual commodities on which such futures contracts are based and other financial instruments related to the Basket Commodities, such futures contracts, options or commodities on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to one or more of the Basket Components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of one or more of the Basket Components and, accordingly, could affect the value of the notes and any Additional Amount payable to you at maturity.

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       We or one or more of our affiliates may also publish research reports, or otherwise express views, with respect to such investments or regarding expected movements in prices of the Basket Commodities or the commodities on which the futures contracts composing the Basket Indices are based or the related futures contracts or options. We do not make any representation or warranty to any purchaser of a note with respect to any matters whatsoever relating to such activities or future price movements of such commodities or the related futures contracts or options.

       Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Basket Components or the price of the futures contracts composing the Basket Indices or the commodities upon which such futures contracts are based. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

       We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

       J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Component Starting Level and Component Closing Level for each of the Basket Components, the Starting Basket Level, the Ending Basket Level and the Absolute Basket Return, the Basket Return, the Additional Amount, if any, we will pay you at maturity, the settlement price, fixing level, or closing level of each Basket Index on each Initial Averaging Date, if applicable, and each Basket Valuation Date and the Basket Closing Level on any Basket Valuation Date, whether the Ending Basket Level is less than, equal to or greater than the Starting Basket Level and, if the notes bear interest, the amount of interest payable, if any, on any Interest Payment Date. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether any trading of any of the Basket Commodities have been discontinued, whether any of the Basket Indices have been discontinued, whether there has been a material change in the method of calculation of any of the Basket Components and, if the notes bear interest, whether a day is an Interest Payment Date. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

Generally, if the term of the notes is not more than one year, the notes will be treated as short-term debt instruments for U.S. federal income tax purposes.

       Generally, if the term of the notes is not more than one year (including either the issue date or the last possible date that the notes could be outstanding, but not both), the notes will be treated as “short-term” debt instruments for U.S. federal income tax purposes. No statutory, judicial or administrative authority directly addresses the treatment of notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service with respect to the notes. As a result, certain aspects of the tax treatment of an investment in the notes are uncertain. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 102-I and consult your tax adviser regarding your particular circumstances.

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Generally, if the term of the notes is more than one year, the notes will be contingent payment debt instruments for U.S. federal income tax purposes.

       Generally, if the term of the notes is more than one year (including either the issue date or the last possible date the note could be outstanding, but not both) the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. As a result, you will generally be required to recognize interest income in each year at a “comparable yield,” even though we may not make any payments with respect to the notes until maturity. Interest included in income will increase your basis in the notes and the projected amount of stated interest, if any, will reduce your basis in the notes. Generally, amounts received at maturity or on earlier sale or disposition in excess of your basis will be treated as additional interest income while any loss will generally be treated as an ordinary loss to the extent of all previous inclusions with respect to the notes, which will be deductible against other income (e.g., employment and interest income) with the balance treated as capital loss, which may be subject to limitations. Losses may be subject to special reporting requirements. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 102-I and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

       If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

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USE OF PROCEEDS

       Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes. Unless otherwise specified in the relevant terms supplement, these commissions will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

       On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in one or more Basket Components, the futures contracts underlying one or more Basket Indices or options on such futures contracts or, futures contracts on exchange-traded or over-the-counter instruments based on other instruments the value of which is derived from one or more Basket Components or, if applicable, their underlying futures contracts. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase or decrease the level of one or more Basket Components, and therefore effectively establish a higher or lower level that the relevant Basket Component must achieve for you to receive, at maturity of the notes, more than the applicable principal amount of your notes (other than, if applicable, any interest payment or payment of the Minimum Return). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in one or more Basket Components, the futures contracts underlying one or more Basket Component or options on such futures contracts, futures contracts or, exchange-traded or over-the-counter instruments based on or instruments the value of which is derived from one or more Basket Components or, if applicable, their underlying futures contracts. Although we have no reason to believe that any of these activities will have a material impact on the level of any of the Basket Components, or the value of the notes, we cannot assure you that these activities will not have such an effect.

       We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

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THE BASKET COMPONENTS

       We have derived all information regarding the Basket Components contained in this product supplement no. 102-I, including, without limitation, its make-up and method of calculation, from publicly available information. Information related to the commodities futures contracts which trade on the London Metal Exchange (the “LME”), ICE Futures (the “ICE Futures”), the New York Mercantile Exchange (the “NYMEX”), the Chicago Board of Trade (the “CBOT”) or the London Bullion Market Association (the “LBMA”) reflects the policies of, and is subject to change by, the LME, ICE Futures, NYMEX, CBOT or the LBMA, as applicable. The Basket Indices are calculated, maintained and published daily by Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”). We make no representation or warranty as to the accuracy or completeness of such information.

The Basket Commodities

       The notes may be linked to the performance of some or all of the following thirteen commodities (each a “Basket Commodity,” and together, the “Basket Commodities”) — Aluminum, Copper, Lead, Nickel and Zinc, which trade on the LME; Brent Crude, which trades on ICE Futures; Corn, which trades on the CBOT; Gold and Silver, which trade on the LBMA; and Crude Oil, Heating Oil, Natural Gas and RBOB Gasoline, which trade on the NYMEX. Each of the Basket Commodities is weighted in the Basket as specified in the relevant terms supplement.

       We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

       The official settlement price or fixing level for each Basket Commodity will be determined as described below. If any Bloomberg symbol for a particular Basket Commodity differs from, or is more precise than, any Bloomberg symbol specified below, we will set forth the different, or more precise, Bloomberg symbol in the relevant terms supplement.

  Aluminum – The official U.S. dollar cash buyer settlement price of Aluminum is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOAHDY.” The official U.S. dollar cash buyer settlement price of Aluminum is determined by reference to the LME’s “High Grade Primary Aluminum Contract.”

  Brent Crude – The official U.S. dollar cash settlement price of Brent Crude is the official U.S. dollar cash settlement price (express in dollars per barrel) for Brent Crude of the futures contract in respect of the first nearby month quoted by ICE Futures and displayed on Bloomberg under the symbol “CO1.”

  Copper – The official U.S. dollar cash buyer settlement price of Copper is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOCADY.” The official U.S. dollar cash buyer settlement price of Copper is determined by reference to the LME’s “Copper—Grade A Contract.”

  Corn – The official U.S. dollar settlement price of Corn is the official U.S. dollar settlement price (expressed in cents per bushel) for the first nearby futures contract for #2 Yellow Corn, quoted by the CBOT and displayed on Bloomberg under the symbol “C 1.”

  Crude Oil – The official U.S. dollar cash buyer settlement price of Crude Oil is the official U.S. dollar cash buyer settlement price (expressed in dollars per barrel) of the first nearby WTI light sweet crude oil futures contract, quoted by NYMEX and displayed on Bloomberg under the symbol “CL1.”
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  Gold – The official afternoon fixing level in U.S. dollars per troy ounce quoted by the LBMA and displayed on Bloomberg under the symbol “GOLDLNPM.”

  Heating Oil – The official U.S. dollar cash buyer settlement price of Heating Oil is the official U.S. dollar cash buyer settlement price (expressed in dollars per gallon) of the first nearby fungible No. 2 heating oil futures contract, quoted by the NYMEX and displayed on Bloomberg under the symbol “HO1.”

  Lead – The official U.S. dollar cash buyer settlement price of Lead is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOPBDY.” The official U.S. dollar cash buyer settlement price of Lead is determined by reference to the LME’s “Standard Lead Contract.”

  Natural Gas – The official U.S. dollar cash buyer settlement price of Natural Gas is the official U.S. dollar cash buyer settlement price (expressed in dollars per million British thermal units) of the first nearby Henry Hub natural gas futures contract, quoted by NYMEX and displayed on Bloomberg under the symbol “NG1.”

  Nickel - The official U.S. dollar cash buyer settlement price of Nickel is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LONIDY.” The official U.S. dollar cash buyer settlement price of Nickel is determined by reference to the LME’s “Primary Nickel Contract.”

  RBOB Gasoline – The official U.S. dollar cash buyer settlement price of RBOB Gasoline is the official U.S. dollar cash buyer settlement price (expressed in dollars per gallon) of the first nearby non-oxygenated blendstock gasoline futures contract, quoted by NYMEX and displayed on Bloomberg under the symbol “XB1.”

  Silver – The official fixing level in U.S. dollars per troy ounce (expressed in cents) as determined by the market making members of the LBMA at 12:00 p.m. each business day and quoted by the LBMA and displayed on Bloomberg under the symbol “SLVRLN.”

  Zinc – The official U.S. dollar cash buyer settlement price of Zinc is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOZSDY.” The official U.S. dollar cash buyer settlement price of Zinc is determined by reference to the LME’s “Special High Grade Zinc Contract.”

       For information regarding how the Basket will be calculated if one or more of the settlement prices or fixing levels of the Basket Commodities is not calculated by the LME, ICE Futures, NYMEX, CBOT or the LBMA or published by Bloomberg, see “Discontinuation of Trading on the LME, ICE Futures, NYMEX, CBOT or the LBMA in the Basket Commodities; Alteration of Method of Calculation” below.

The London Metal Exchange

       The LME was established in 1877 and is the principal metal exchange in the world on which contracts for delivery of copper, lead, zinc, tin, aluminum, aluminum alloy and nickel are traded. In contrast to U.S. futures exchanges, the LME operates as a principals’ market for the trading of forward contracts, and is therefore more closely analogous to the over-the-counter physical commodity markets than futures markets. As a result, members of the LME trade with each other as principals and not as agents for customers, although such members may enter into offsetting “back-to-back” contracts with their customers. In addition, while futures exchanges permit trading to be conducted in contracts for monthly delivery in stated delivery months, historically LME contracts used to be established for delivery on any day (referred to as a “prompt date”) from one day to three months following the date of contract. Currently, LME contracts may be established for monthly delivery up to 15, 27 and 63 months forward (depending on the commodity). Further, because it is a principals’ forward market, there are no price limits applicable to LME contracts, and prices could decline without limitation over a period of time. Trading is conducted on the basis of warrants that cover physical material held in listed warehouses.

PS-35

       The LME is not a cash-cleared market. Both interoffice and floor trading are cleared and guaranteed by a system run by the London Clearing House, whose role is to act as a central counterparty to trades executed between clearing members and thereby reduce risk and settlements costs. The LME is subject to regulation by the Securities and Investments Board.

       The bulk of trading on the LME is transacted through inter-office dealing which allows the LME to operate as a 24-hour market. Trading on the floor takes place in two sessions daily, from 11:40 a.m. to 1:15 p.m. and from 3:10 to 4:35 p.m., London time. The two sessions are each broken down into two rings made up of five minutes’ trading in each contract. After the second ring of the first session the official prices for the day are announced. Contracts may be settled by offset or delivery and can be cleared in U.S. dollars, pounds sterling, Japanese yen and euros. Prices are quoted in U.S. dollars.

       Copper and tin have traded on the LME since its establishment. The Copper Contract was upgraded to High Grade Copper in November 1981 and again to today’s Grade-A Contract which began trading in June 1986. Primary Aluminum was introduced as a 99.5% contract in December 1978 and today’s High Grade Primary Aluminum Contract began trading in August 1987. Nickel joined the exchange the year after aluminum, in April 1979. The LME share (by weight) of world terminal market trading is over 90% of all copper and virtually all aluminum, lead, nickel, tin and zinc.

ICE Futures

       General

       In May 2000, IntercontinentalExchange, Inc. (“ICE”), was established, with its founding shareholders representing some of the world’s largest energy traders. ICE’s mission was to transform over-the-counter trading by providing an open, accessible, multi-dealer, around-the-clock electronic energy exchange. The exchange was built and offered the trading community better price transparency, more efficiency, greater liquidity and lower costs than manual trading. In June 2001, ICE expanded its business into futures trading by acquiring the International Petroleum Exchange (the “IPE”), now ICE Futures, which operated Europe’s leading open-outcry energy futures exchange. Since 2003, ICE has partnered with the Chicago Climate Exchange to host its electronic marketplace. In April 2005, the entire ICE portfolio of energy futures became fully electronic.

       IPE, the predecessor of ICE Futures was established in London in 1980 as a traditional open-cry auction market by a group of energy and trading companies. The IPE launched the gas oil futures contracts in 1981, followed by the brent crude oil futures contract in 1988 and the natural gas futures contract in 1997.

       ICE Futures is a Recognized Investment Exchange in the United Kingdom and is regulated by the U.K. Financial Services Authority. ICE Futures is a regulated marketplace in which industry participants use futures and options to minimize their price exposure in the physical energy market. Trading in futures and options is offered exclusively electronically and access to the trading platform is offered directly via the Internet, through private telecommunications lines, through an independent software vendor or through an ICE Futures exchange member’s own conformed front-end system.

       The IPE Brent Blend Crude Oil Futures Contract

       The IPE brent blend crude oil futures contract was introduced in 1988 and is used to price a portion of the world’s traded oil. The Brent Crude contract represents the right to receive a future delivery of 1,000 net barrels of brent blend crude oil per unit and is quoted at a price that represents one barrel of brent blend crude oil. The delivery point of crude oil underlying the contract is Sullom Voe, Scotland. The Brent Crude contract is a deliverable contract based on an Exchange of Futures for Physical (“EFP”) delivery mechanism with an option to cash settle. This mechanism enables companies to take delivery of physical crude supplies through EFP or, alternatively and more commonly, open positions that can be cash settled at expiration against a physical price index. Trading in the contract will cease at the close of business on the business day immediately preceding the 15th day prior to the first day of the delivery month, if such 15th day is a banking day in London. If the 15th day is a non-banking day in London (including Saturday), trading will cease on the business day immediately preceding the first business day prior to the 15th day prior to the first day of the delivery month that is a banking day in London. Such dates are published by ICE Futures.

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The New York Mercantile Exchange

       The NYMEX was established in 1872 as the Butter and Cheese Exchange of New York, and has since traded a variety of commodity products. It is now the largest exchange in the world for the trading of energy futures and options contracts, including contracts for crude oil, non-oxygenated gasoline, heating oil and natural gas. It is also a leading North American exchange for the trading of platinum group metals and other precious metals contracts. The NYMEX conducts trading in its futures contracts through an open-outcry trading floor during the trading day and after hours through an internet-based electronic platform. The establishment of energy futures on the NYMEX occurred in 1979, with the introduction of heating oil futures contracts. The NYMEX opened trading in leaded gasoline futures in 1981, followed by the crude oil futures contract in 1983 and unleaded gasoline futures in 1984.

The Chicago Board of Trade

       The CBOT, established in 1848, is a leading futures and futures-options exchange. More than 3,600 CBOT member/stockholders trade 50 different futures and options products at the CBOT by open auction and electronically. Volume at the CBOT exchange in 2006 surpassed 805 million contracts, the highest yearly total recorded in its history.

       For decades, the primary method of trading at the CBOT was open auction, which involved traders meeting face-to-face in trading pits to buy and sell futures contracts. But to better meet the needs of a growing global economy, the CBOT successfully launched its first electronic trading system in 1994. During the last decade, as the use of electronic trading has become more prevalent, the CBOT exchange has upgraded its electronic trading system several times. Most recently, on October 12, 2005, the CBOT successfully launched its newly enhanced electronic trading platform, e-cbot, powered by LIFFE CONNECT®, by introducing a major API upgrade.

       In October 2006, CBOT Holdings, Inc. (“CBOT Holdings”), the parent company of the CBOT, announced a proposal by Chicago Mercantile Exchange Holdings Inc. to merge the two companies. If the merger is completed, the combined company will be named CME Group Inc., a CME/Chicago Board of Trade Company, and the CBOT will become a subsidiary of CME Group Inc. CBOT Holdings is also considering a competing merger proposal from ICE. There can be no assurance that any proposed merger will be consummated, and we make no representation or warranty as to the accuracy or completeness of the information provided herein relating to any proposed merger.

The London Bullion Market Association

       The London Gold Bullion Market

       The London gold bullion market is the principal global clearing center for over-the-counter gold bullion transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London gold bullion market is the LBMA. The LBMA, which was formally incorporated in 1987, is a self-regulatory association currently comprised of 60 members, of which nine are market-making members, plus a number of associate members around the world.

       Twice daily during London trading hours, at 10:30 a.m. and 3:00 p.m., there is a “fixing” which provides reference gold prices for that day’s trading. Formal participation in the London gold fixing is traditionally limited to five market–making members of the LBMA.

       Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representatives at the fixing. Orders may be changed at any time during these proceedings. Prices are adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. There are no price limits applicable to LBMA contracts and, consequently, prices could decline without limitation over a period of time.

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       The London Silver Market

       The London silver market is the principal global clearing center for over-the-counter silver transactions, including transactions in spot, forward and options contracts, together with exchange traded futures and options and other derivatives. The principal representative body of the London silver market is the LBMA.

       At noon on each business day, there is a “fixing” which provides reference silver prices for that day’s trading. Formal participation in the London silver fixing is traditionally limited to three market-making members of the LBMA.

       Clients place orders with the dealing rooms of three market-making members, who net all orders before communicating their interest to their representative at the silver fixing meeting. Orders may be changed at any time during these proceedings. The silver price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced. If the prices do not match, the same procedures are followed again at higher or lower prices, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. The London Silver Fix Price is the most widely used benchmark for daily silver prices.

       The official afternoon gold fixing level in U.S. dollars per troy ounce and the official silver fixing level in U.S. dollars per troy ounce are available on the LBMA website at www.lbma.org.uk. We make no representation or warranty as to the accuracy or completeness of the information obtained from the LBMA website. No information contained on the LBMA website is incorporated by reference in this product supplement.

No Relationship Between the LME, ICE Futures, NYMEX, CBOT or the LBMA and J.P. Morgan Chase & Co.

       The notes are not sponsored, endorsed, sold or promoted by the LME, ICE Futures, NYMEX, CBOT or the LBMA. The LME, ICE Futures, NYMEX, CBOT and the LBMA make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. The LME, ICE Futures, NYMEX, CBOT and the LBMA have no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining or implementing its business practices. The LME, ICE Futures, NYMEX, CBOT and the LBMA are not responsible for and have not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. The LME, ICE Futures, NYMEX, CBOT and the LBMA have no obligation or liability in connection with the administration, marketing or trading of the notes.

       THE LME, ICE FUTURES, NYMEX, CBOT AND THE LBMA DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PRICES OF THE COMMODITIES WHICH COMPOSE THE BASKET WHICH ARE TRADED ON THE LME, ICE FUTURES, NYMEX, CBOT OR THE LBMA AND THE LME, ICE FUTURES, NYMEX, CBOT AND THE LBMA SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREOF. THE LME, ICE FUTURES, NYMEX, CBOT AND THE LBMA MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PRICES OF THE COMMODITIES WHICH COMPOSE THE BASKET WHICH ARE TRADED ON THE LME, ICE FUTURES, NYMEX, CBOT OR THE LBMA. THE LME, ICE FUTURES, NYMEX, CBOT AND THE LBMA MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRICES OF THE COMMODITIES WHICH COMPOSE THE BASKET WHICH ARE TRADED ON THE LME, ICE FUTURES, NYMEX, CBOT OR THE LBMA. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE LME, ICE FUTURES, NYMEX, CBOT OR THE LBMA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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       THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LME, ICE FUTURES, NYMEX OR THE LBMA AND THE LME, ICE FUTURES, NYMEX, CBOT AND THE LBMA MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

Discontinuation of Trading on the LME, ICE Futures, NYMEX, CBOT or the LBMA in the Basket Commodities; Alteration of Method of Calculation

       If the LME, ICE Futures, NYMEX, CBOT or the LBMA discontinues trading in any of the Basket Commodities, the calculation agent may, in its sole discretion, replace such Basket Commodity with another commodity, the price of which is quoted on the LME, ICE Futures, NYMEX, CBOT, the LBMA or any other exchange, that the calculation agent, in its sole discretion, determines to be comparable to the discontinued Basket Commodity (such replacement commodity will be referred to herein as a “successor Basket Commodity”), then any settlement price or fixing level, as applicable, for such discontinued Basket Commodity on any relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which such settlement price or fixing level, as applicable, is to be determined will be determined by reference to the level of such Basket Commodity at the close of trading on the LME, ICE Futures, NYMEX, CBOT, the LBMA or any other relevant exchange or market for the successor Basket Commodity on such day.

       Upon any selection by the calculation agent of a successor Basket Commodity, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If the LME, ICE Futures, NYMEX, CBOT or the LBMA discontinues trading in any of the Basket Commodities prior to, and such discontinuation is continuing on, any Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the settlement price or fixing level, as applicable, for such Basket Commodity is to be determined, and the calculation agent determines, in its sole discretion, that no successor Basket Commodity is available at such time, or the calculation agent has previously selected a successor Basket Commodity and trading of such successor Basket Commodity is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the settlement price or fixing level, as applicable, for such Basket Commodity or Successor Basket Commodity, as applicable, for such date; provided that, if the calculation agent determines that no successor Basket Commodity exists for the discontinued Basket Commodity, the settlement price or fixing level, as applicable, for such Basket Commodity will be the settlement price or fixing level, as applicable, that the calculation agent, in its sole discretion, determines to be fair and commercially reasonable under the circumstances at approximately 10:00 a.m., New York City time, on the date following the relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date.

       Notwithstanding these alternative arrangements, discontinuation of trading on the LME, ICE Futures, NYMEX, CBOT or the LBMA in any of the Basket Commodities may adversely affect the value of the notes.

       If at any time the method of calculating the price of any Basket Commodity or successor Basket Commodity, as applicable, is changed in a material respect by the LME, ICE Futures, NYMEX, CBOT, the LBMA or any other relevant exchange, or if the reporting thereof is in any other way modified so that such price does not, in the opinion of the calculation agent, fairly represent the value of such Basket Commodity, the calculation agent shall, at the close of business in New York City on each day on which the settlement price or fixing level, as applicable, for such Basket Commodity or successor Basket Commodity, as applicable, is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value for such Basket Commodity or successor Basket Commodity, as applicable. The calculation agent shall cause written notice of such calculations and adjustments to be furnished to the holders of the notes.

PS-39

The Basket Indices

       The notes may also be linked to the performance of some or all of the following five indices: the S&P GSCI™ Agriculture Index Excess Return, the S&P GSCI™ Energy Index Excess Return, the S&P GSCI™ Industrial Metals Index Excess Return, the S&P GSCI™ Livestock Index Excess Return and the S&P GSCI™ Precious Metals Index Excess Return (each a “Basket Index,” and together, the “Basket Indices”). Each of the Basket Indices is a sub-index of the S&P GSCI™, a composite index of commodity sector returns. The S&P GSCI™ and the Basket Indices are published by S&P, and are determined, composed and calculated by S&P without regard to the notes. S&P acquired the rights to the S&P GSCI™ from Goldman, Sachs & Co. in February 2007. Goldman, Sachs & Co. established and began calculating the S&P GSCI™ in May 1991. The former name of the S&P GSCI™ was the Goldman Sachs Commodity Index, or GSCI®.

       The S&P GSCI™ is an index on a world production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCI™ is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with its Index Advisory Panel, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI™ are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI™ has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI™, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

       The S&P GSCI™ Agriculture Index Excess Return is a world production-weighted index of certain agricultural commodities in the world economy. As of October 11, 2007, the S&P GSCI™ Agriculture Index Excess Return composed 13.25% of the total S&P GSCI™. In turn, as of that date, 33.13% of the value of the S&P GSCI™ Agriculture Index Excess Return was determined by futures contracts for Wheat (Chicago Wheat),11.62% of the value was determined by futures contracts for Red Wheat (Kansas Wheat), 19.70% of the value was determined by futures contracts for Corn, 15.17% of the value was determined by futures contracts for Soybeans, 6.42% of the value was determined by futures contracts for Cotton, 7.25% of the value was determined by futures contracts for Sugar, 5.36% of the value was determined by futures contracts for Coffee and 1.43% of the value was determined by futures contracts for Cocoa.

       The S&P GSCI™ Energy Index Excess Return is a world production-weighted index of certain energy commodities in the world economy, including WTI Crude Oil, Brent Crude Oil, RBOB Gasoline, Heating Oil, Gasoil and Natural Gas. As of October 11, 2007, the S&P GSCI™ Energy Index Excess Return composed 71.11% of the total S&P GSCI™. In turn, as of that date, 52.23% of the value of the S&P GSCI™ Energy Index Excess Return was determined by futures contracts for WTI Crude Oil, 20.64% of the value was determined by futures contracts for Brent Crude Oil, 1.79% of the value was determined by futures contracts for RBOB Gasoline, 8.31% of the value was determined by futures contracts for No. 2 Heating Oil, 7.24% of the value was determined by futures contracts for GasOil and 9.80% of the value was determined by futures contracts for Natural Gas.

       The S&P GSCI™ Industrial Metals Index Excess Return is a world production-weighted index of certain industrial metals commodities in the world economy, including High Grade Primary Aluminum, Copper, Standard Lead, Primary Nickel and Special High Grade Zinc. As of October 11, 2007, the S&P GSCI™ Industrial Metals Index Excess Return composed 9.31% of the total S&P GSCI™. In turn, as of that date, 27.60% of the value of the S&P GSCI™ Industrial Metals Index Excess Return was determined by futures contracts for High Grade Primary Aluminum, 41.57% of the value was determined by futures contracts for Copper Grade A, 8.59% of the value was determined by futures contracts for Standard Lead, 12.46% of the value was determined by futures contracts for Primary Nickel and 9.67% of the value was determined by futures contracts for Special High Grade Zinc.

PS-40

       The S&P GSCI™ Livestock Index Excess Return is a world production-weighted index of certain livestock commodities in the world economy, including live cattle, feeder cattle and lean hogs. As of October 11, 2007, the S&P GSCI™ Livestock Index Excess Return composed 4.09% of the total S&P GSCI™. In turn, as of that date, 58.68% of the value of the S&P GSCI™ Livestock Index Excess Return was determined by futures contracts for Live Cattle, 13.45% of the value was determined by futures contracts for Feeder Cattle and 27.87% of the value was determined by futures contracts for Lean Hogs.

       The S&P GSCI™ Precious Metals Index Excess Return is a world production-weighted index consisting of two precious metals commodities in the world economy: Gold and Silver. As of October 11, 2007, the S&P GSCI™ Precious Metals Index Excess Return composed 2.24% of the total S&P GSCI™. In turn, as of that date, 88.39% of the value of the S&P GSCI™ Precious Metals Index Excess Return was determined by futures contracts for Gold and 11.61% of the value was determined by futures contracts for Silver.

       The Basket Indices reflect the excess returns that are potentially available through an unleveraged investment in the futures contracts relating to the various components of the S&P GSCI™. Since the S&P GSCI™ is the parent index of the Basket Indices, the methodology for compiling the S&P GSCI™ relates as well to the methodology of compiling the Basket Indices.

       The value of the Basket Indices on any given day reflects:

    the price levels of the contracts included in the Basket Index (which represents the value of the Basket Index), and the “contract daily return,” which is the percentage change in the total dollar weight of the Basket Index from the previous day to the current day.

       Set forth below is a summary of the composition of and the methodology used to calculate the S&P GSCI™ and the Basket Indices. The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below. S&P makes the official calculations of the S&P GSCI™ and the Basket Indices.

The Index Committee and the Index Advisory Panel

       S&P has established an Index Committee to oversee the daily management and operations of the S&P GSCI™, and is responsible for all analytical methods and calculation of the indices. The Committee is comprised of three full-time professional members of S&P’s staff and two members of Goldman Sachs Group, Inc. At each meeting, the Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for an addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities or other matters.

       S&P considers information about changes to its indices and related matters to be potentially market- moving and material. Therefore, all Index Committee discussions are confidential.

       S&P has established an Index Advisory Panel (the “Advisory Panel”) to assist it in connection with the operation of the S&P GSCI™. The Advisory Panel meets on an annual basis and at other times at the request of S&P. The principal purpose of the Advisory Panel is to advise S&P with respect to, among other things, the calculation of the S&P GSCI™, the effectiveness of the S&P GSCI™ as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the S&P GSCI™. The Advisory Panel acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the S&P GSCI™ are made by S&P.

PS-41

       The Advisory Panel meets on a regular basis, once during each year. Prior to the meeting, S&P determines the commodities and contracts to be included in the S&P GSCI™ for the following calendar year, as well as the weighting factors for each commodity. The Advisory Panel members receive the proposed composition of the S&P GSCI™ in advance of the meeting and discuss the composition at the meeting. S&P also consults the Advisory Panel on any other significant matters with respect to the calculation or operation of the S&P GSCI™. The Advisory Panel may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration.

Composition of the S&P GSCI™

       In order to be included in the S&P GSCI™, a contract must satisfy the following eligibility criteria:

    The contract must be in respect of a physical commodity and not a financial commodity.

    In addition, the contract must:

      have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and

      at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

       From January 2007, the trading facility on which the contract trades must allow market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations (defined below) included in the S&P GSCI™ that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below).

       The commodity must be the subject of a contract that:

    is denominated in U.S. dollars; and

    is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development and that:

      makes price quotations generally available to its members or participants (and to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

      makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;

      accepts bids and offers from multiple participants or price providers; and

      is accessible by a sufficiently broad range of participants.

       With respect to inclusion on each sub-index of the S&P GSCI™, a contract must be in respect to the physical commodity that is described by that specific index.

       The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™. In appropriate circumstances, however, S&P, in consultation with the Advisory Panel, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

PS-42

       At and after the time a contract is included in the S&P GSCI™, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and to S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

       For a contract to be eligible for inclusion in the S&P GSCI™, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made. The following eligibility criteria apply:

    A contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity that is not represented in the S&P GSCI™ at such time must, in order to be added to the S&P GSCI™ at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

    A contract that is already included in the S&P GSCI™ at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI™ must, in order to continue to be included in the S&P GSCI™ after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S $5 billion and at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

    A contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must, in order to be added to the S&P GSCI™ at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized of at least U.S. $30 billion.

    A contract that is already included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must, in order to continue to be included in the S&P GSCI™ after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $10 billion and at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

       In addition:

    A contract that is already included in the S&P GSCI™ at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI™ and each contract’s percentage of the total is then determined.

    A contract that is not included in the S&P GSCI™ at the time of determination must, in order to be added to the S&P GSCI™ at such time, have a reference percentage dollar weight of at least 1.0%.
PS-43

    In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts will be included in the S&P GSCI™ in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI™ attributable to such commodity exceeding a particular level.

    If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI™ attributable to it at the time of determination. Subject to the other eligibility criteria relating to the composition of the S&P GSCI™ the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCI™ attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI™ attributable to it.

       The contracts currently included in the S&P GSCI™ are all futures contracts traded on the NYMEX, the ICE Futures, the Chicago Mercantile Exchange (“CME”), the CBOT, the Coffee, Sugar & Cocoa Exchange, Inc. (“CSC”), the New York Cotton Exchange (“NYC”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the LME.

       The quantity of each of the contracts included in the S&P GSCI™ is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation, or other factors, S&P, in consultation with its advisory committee may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

       The five-year moving average is updated annually for each commodity included in the S&P GSCI™, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights, or CPWs, used in calculating the S&P GSCI™ are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

       In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI™ is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI™ to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI™ will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI™, in consultation with the Advisory Panel, at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI™. Commodities included in the S&P GSCI™ which no longer satisfy such criteria, if any, will be deleted.

PS-44

       S&P, in consultation with the Advisory Panel, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI™ are necessary or appropriate in order to assure that the S&P GSCI™ represents a measure of commodity market performance. S&P has the discretion to make any such modifications, in consultation with the Advisory Panel.

Contract Expirations

       Because the S&P GSCI™ comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by S&P, in consultation with the Advisory Panel, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

       If a trading facility deletes one or more contract expirations, the S&P GSCI™ will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI™. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI™. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Value of the S&P GSCI™

       The value of the S&P GSCI™ on any given day is equal to the total dollar weight of the S&P GSCI™ divided by a normalizing constant that assures the continuity of the S&P GSCI™ over time. The total dollar weight of the S&P GSCI™ is the sum of the dollar weight of each of the underlying commodities.

       The dollar weight of each such commodity on any given day is equal to:

  the daily contract reference price,

  multiplied by the appropriate CPWs, and

  during a roll period, the appropriate “roll weights” (discussed below).

       The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

PS-45

Contract Daily Return

       The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI™ of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI™ on the preceding day, minus one.

       The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expiration on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

       If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

  no daily contract reference price is available for a given contract expiration;

  any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

  the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

  trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract, will be effected in its entirety on the next day on which such conditions no longer exist.

Calculation of the Basket Indices

       The value of any of the Basket Indices on any S&P GSCI™ business day is equal to the product of (1) the value of the underlying futures contracts on the immediately preceding S&P GSCI™ business day multiplied by (2) one plus the contract daily return of the applicable Basket Index on the S&P GSCI™ business day on which the calculation is made.

Information

       All information contained herein relating to the S&P GSCI™ and each of the Basket Indices, including their make-up, method of calculation, changes in its components and historical performance, has been derived from publicly available information.

       The information contained herein with respect to each of the Basket Indices and the S&P GSCI™ reflects the policies of, and is subject to change by, S&P.

PS-46

       Current information regarding the market value of the Basket Indices is available from S&P and from numerous public information sources. We make no representation that the publicly available information about the Basket Indices is accurate or complete.

License Agreement with Standard & Poor’s

       The S&P GSCI™ and the Basket Indices are licensed by S&P for use in connection with an issuance of the notes.

       The notes are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representations or warranties, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P indices to track general stock market performance or any economic factors. S&P’s only relationship to JPMorgan Chase Bank, N.A. (the “Licensee”) and its affiliates is the licensing of certain trademarks and trade names of S&P and/or of the S&P GSCI™ which is determined, composed and calculated by S&P without regard to the Licensee or the notes. S&P has no obligation to take the needs of the Licensee, its affiliates or the owners of the notes into consideration in determining, composing or calculating the S&P GSCI™. S&P is not responsible for and have not participated in the determination of, the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

       S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI™ OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONDITIONS OR REPRESENTATIONS AS TO RESULTS TO BE OBTAINED BY LICENSEE, ITS AFFILIATES, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI™ OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCI™ OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the S&P GSCI™ Agriculture Index Excess Return; Alteration of Method of Calculation

       If S&P discontinues publication of the S&P GSCI™ Agriculture Index Excess Return and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P GSCI™ Agriculture Index Excess Return (such index being referred to herein as an “Agriculture successor index”), then any closing level for the S&P GSCI™ Agriculture Index Excess Return on any relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCI™ Agriculture Index Excess Return is to be determined will be determined by reference to the level of such Agriculture successor index at the close of trading on the relevant exchange or market for the Agriculture successor index on such day.

       Upon any selection by the calculation agent of an Agriculture successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

PS-47

       If S&P discontinues publication of the S&P GSCI™ Agriculture Index Excess Return prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCI™ Agriculture Index Excess Return is to be determined, and the calculation agent determines, in its sole discretion, that no Agriculture successor index is available at such time, or the calculation agent has previously selected an Agriculture successor index and publication of such Agriculture successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the S&P GSCI™ Agriculture Index Excess Return for such date. The closing level for the S&P GSCI™ Agriculture Index Excess Return will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P GSCI™ Agriculture Index Excess Return or Agriculture successor index, as applicable, last in effect prior to such discontinuation, using the daily settlement price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the S&P GSCI™ Agriculture Index Excess Return or Agriculture successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P GSCI™ Agriculture Index Excess Return or Agriculture successor index, as applicable, may adversely affect the value of the notes.

       If at any time the method of calculating the S&P GSCI™ Agriculture Index Excess Return or an Agriculture successor index, or the level thereof, is changed in a material respect, or if the S&P GSCI™ Agriculture Index Excess Return or an Agriculture successor index is in any other way modified so that the S&P GSCI™ Agriculture Index Excess Return or such Agriculture successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P GSCI™ Agriculture Index Excess Return or such Agriculture successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the S&P GSCI™ Agriculture Index Excess Return is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the S&P GSCI™ Agriculture Index Excess Return or such Agriculture successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for the S&P GSCI™ Agriculture Index Excess Return with reference to the S&P GSCI™ Agriculture Index Excess Return or such Agriculture successor index, as adjusted. Accordingly, if the method of calculating the S&P GSCI™ Agriculture Index Excess Return or an Agriculture successor index is modified so that the level of the S&P GSCI™ Agriculture Index Excess Return or such Agriculture successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P GSCI™ Agriculture Index Excess Return), then the calculation agent will adjust its calculation of the S&P GSCI™ Agriculture Index Excess Return or such Agriculture successor index in order to arrive at a level of the S&P GSCI™ Agriculture Index Excess Return or such Agriculture successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of the S&P GSCI™ Energy Index Excess Return; Alteration of Method of Calculation

       If S&P discontinues publication of the S&P GSCI™ Energy Index Excess Return and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P GSCI™ Energy Index Excess Return (such index being referred to herein as an “Energy successor index”), then any closing level for the S&P GSCI™ Energy Index Excess Return on the relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCI™ Agriculture Index Excess Return is to be determined will be determined by reference to the level of such Agriculture successor index at the close of trading on the relevant exchange or market for the Energy successor index on such day.

       Upon any selection by the calculation agent of an Energy successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

PS-48

       If S&P discontinues publication of the S&P GSCI™ Energy Index Excess Return prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCI™ Energy Index Excess Return is to be determined, and the calculation agent determines, in its sole discretion, that no Energy successor index is available at such time, or the calculation agent has previously selected an Energy successor index and publication of such Energy successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the S&P GSCI™ Energy Index Excess Return for such date. The closing level for the S&P GSCI™ Energy Index Excess Return will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P GSCI™ Energy Index Excess Return or Energy successor index, as applicable, last in effect prior to such discontinuation, using the daily settlement price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the S&P GSCI™ Energy Index Excess Return or Energy successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P GSCI™ Energy Index Excess Return or Energy successor index, as applicable, may adversely affect the value of the notes.

       If at any time the method of calculating the S&P GSCI™ Energy Index Excess Return or an Energy successor index, or the level thereof, is changed in a material respect, or if the S&P GSCI™ Energy Index Excess Return or an Energy successor index is in any other way modified so that the S&P GSCI™ Energy Index Excess Return or such Energy successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P GSCI™ Energy Index Excess Return or such Energy successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the S&P GSCI™ Energy Index Excess Return is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the S&P GSCI™ Energy Index Excess Return or such Energy successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the S&P GSCI™ Energy Index Excess Return with reference to the S&P GSCI™ Energy Index Excess Return or such Energy successor index, as adjusted. Accordingly, if the method of calculating the closing level for the S&P GSCI™ Energy Index Excess Return or an Energy successor index is modified so that the level of the S&P GSCI™ Energy Index Excess Return or such Energy successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P GSCI™ Energy Index Excess Return), then the calculation agent will adjust its calculation of the S&P GSCI™ Energy Index Excess Return or such Energy successor index in order to arrive at a level of the S&P GSCI™ Energy Index Excess Return or such Energy successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of the S&P GSCI™ Industrial Metals Index Excess Return; Alteration of Method of Calculation

       If S&P discontinues publication of the S&P GSCI™ Industrial Metals Index Excess Return and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P GSCI™ Industrial Metals Index Excess Return (such index being referred to herein as an “Industrial Metals successor index”), then any closing level for the S&P GSCI™ Industrial Metals Index Excess Return on the relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCI™ Agriculture Index Excess Return is to be determined will be determined by reference to the level of such Agriculture successor index at the close of trading on the relevant exchange or market for the Industrial Metals successor index on such day.

       Upon any selection by the calculation agent of an Industrial Metals successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

PS-49

       If S&P discontinues publication of the S&P GSCI™ Industrial Metals Index Excess Return prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCI™ Industrial Metals Index Excess Return is to be determined, and the calculation agent determines, in its sole discretion, that no Industrial Metals successor index is available at such time, or the calculation agent has previously selected an Industrial Metals successor index and publication of such Industrial Metals successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the S&P GSCI™ Industrial Metals Index Excess Return for such date. The closing level for the S&P GSCI™ Industrial Metals Index Excess Return will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P GSCI™ Industrial Metals Index Excess Return or Industrial Metals successor index, as applicable, last in effect prior to such discontinuation, using the daily settlement price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the S&P GSCI™ Industrial Metals Index Excess Return or Industrial Metals successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P GSCI™ Industrial Metals Index Excess Return or Industrial Metals successor index, as applicable, may adversely affect the value of the notes.

       If at any time the method of calculating the S&P GSCI™ Industrial Metals Index Excess Return or an Industrial Metals successor index, or the level thereof, is changed in a material respect, or if the S&P GSCI™ Industrial Metals Index Excess Return or an Industrial Metals successor index is in any other way modified so that the S&P GSCI™ Industrial Metals Index Excess Return or such Industrial Metals successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P GSCI™ Industrial Metals Index Excess Return or such Industrial Metals successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the S&P GSCI™ Industrial Metals Index Excess Return is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the S&P GSCI™ Industrial Metals Index Excess Return or such Industrial Metals successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the S&P GSCI™ Industrial Metals Index Excess Return with reference to the S&P GSCI™ Industrial Metals Index Excess Return or such Industrial Metals successor index, as adjusted. Accordingly, if the method of calculating the closing level for the S&P GSCI™ Industrial Metals Index Excess Return or an Industrial Metals successor index is modified so that the level of the S&P GSCI™ Industrial Metals Index Excess Return or such Industrial Metals successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P GSCI™ Industrial Metals Index Excess Return), then the calculation agent will adjust its calculation of the S&P GSCI™ Industrial Metals Index Excess Return or such Industrial Metals successor index in order to arrive at a level of the S&P GSCI™ Industrial Metals Index Excess Return or such Industrial Metals successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of the S&P GSCI™ Livestock Index Excess Return; Alteration of Method of Calculation

       If S&P discontinues publication of the S&P GSCI™ Livestock Index Excess Return and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P GSCI™ Livestock Index Excess Return (such index being referred to herein as a “Livestock successor index”), then any closing level for the S&P GSCI™ Livestock Index Excess Return on the relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCI™ Agriculture Index Excess Return is to be determined will be determined by reference to the level of such Agriculture successor index at the close of trading on the relevant exchange or market for the Livestock successor index on such day.

PS-50

       Upon any selection by the calculation agent of a Livestock successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If S&P discontinues publication of the S&P GSCI™ Livestock Index Excess Return prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCI™ Livestock Index Excess Return is to be determined, and the calculation agent determines, in its sole discretion, that no Livestock successor index is available at such time, or the calculation agent has previously selected a Livestock successor index and publication of such Livestock successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the S&P GSCI™ Livestock Index Excess Return for such date. The closing level for the S&P GSCI™ Livestock Index Excess Return will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P GSCI™ Livestock Index Excess Return or Livestock successor index, as applicable, last in effect prior to such discontinuation, using the daily settlement price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the S&P GSCI™ Livestock Index Excess Return or Livestock successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P GSCI™ Livestock Index Excess Return or Livestock successor index, as applicable, may adversely affect the value of the notes.

       If at any time the method of calculating the S&P GSCI™ Livestock Index Excess Return or a Livestock successor index, or the level thereof, is changed in a material respect, or if the S&P GSCI™ Livestock Index Excess Return or a Livestock successor index is in any other way modified so that the S&P GSCI™ Livestock Index Excess Return or such Livestock successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P GSCI™ Livestock Index Excess Return or such Livestock successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the S&P GSCI™ Livestock Index Excess Return is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the S&P GSCI™ Livestock Index Excess Return or such Livestock successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for the S&P GSCI™ Livestock Index Excess Return with reference to the S&P GSCI™ Livestock Index Excess Return or such Livestock successor index, as adjusted. Accordingly, if the method of calculating the S&P GSCI™ Livestock Index Excess Return or a Livestock successor index is modified so that the level of the S&P GSCI™ Livestock Index Excess Return or such Livestock successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P GSCI™ Livestock Index Excess Return), then the calculation agent will adjust its calculation of the S&P GSCI™ Livestock Index Excess Return or such Livestock successor index in order to arrive at a level of the S&P GSCI™ Livestock Index Excess Return or such Livestock successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of the S&P GSCI™ Precious Metals Index Excess Return; Alteration of Method of Calculation

       If S&P discontinues publication of the S&P GSCI™ Precious Metals Index Excess Return and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P GSCI™ Precious Metals Index Excess Return (such index being referred to herein as a “Precious Metals successor index”), then any closing level for the S&P GSCI™ Precious Metals Index Excess Return on the relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCI™ Agriculture Index Excess Return is to be determined will be determined by reference to the level of such Agriculture successor index at the close of trading on the relevant exchange or market for the Precious Metals successor index on such day.

PS-51

       Upon any selection by the calculation agent of a Precious Metals successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If S&P discontinues publication of the S&P GSCI™ Precious Metals Index Excess Return prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCI™ Precious Metals Index Excess Return is to be determined, and the calculation agent determines, in its sole discretion, that no Precious Metals successor index is available at such time, or the calculation agent has previously selected a Precious Metals successor index and publication of such Precious Metals successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the S&P GSCI™ Precious Metals Index Excess Return for such date. The closing level for the S&P GSCI™ Precious Metals Index Excess Return will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P GSCI™ Precious Metals Index Excess Return or Precious Metals successor index, as applicable, last in effect prior to such discontinuation, using the daily settlement price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the S&P GSCI™ Precious Metals Index Excess Return or Precious Metals successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P GSCI™ Precious Metals Index Excess Return or Precious Metals successor index, as applicable, may adversely affect the value of the notes.

       If at any time the method of calculating the S&P GSCI™ Precious Metals Index Excess Return or a Precious Metals successor index, or the level thereof, is changed in a material respect, or if the S&P GSCI™ Precious Metals Index Excess Return or a Precious Metals successor index is in any other way modified so that the S&P GSCI™ Precious Metals Index Excess Return or such Precious Metals successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P GSCI™ Precious Metals Index Excess Return or such Precious Metals successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the S&P GSCI™ Precious Metals Index Excess Return is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the S&P GSCI™ Precious Metals Index Excess Return or such Precious Metals successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for the S&P GSCI™ Precious Metals Index Excess Return with reference to the S&P GSCI™ Precious Metals Index Excess Return or such Precious Metals successor index, as adjusted. Accordingly, if the method of calculating the S&P GSCI™ Precious Metals Index Excess Return or a Precious Metals successor index is modified so that the level of the S&P GSCI™ Precious Metals Index Excess Return or such Precious Metals successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P GSCI™ Precious Metals Index Excess Return), then the calculation agent will adjust its calculation of the S&P GSCI™ Precious Metals Index Excess Return or such Precious Metals successor index in order to arrive at a level of the S&P GSCI™ Precious Metals Index Excess Return or such Precious Metals successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-52

GENERAL TERMS OF NOTES

Calculation Agent

       J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Component Starting Level and the Component Closing Level for each of the Basket Components, the Starting Basket Level, the Ending Basket Level, the Basket Return and the Absolute Basket Return, the Additional Amount, if any, we will pay you at maturity, the settlement price, fixing level or closing level of each Basket Component on each Initial Averaging Date, if applicable, and each Basket Valuation Date and the Basket Closing Level on any Basket Valuation Date, including the Component Return for each Basket Component, whether the Ending Basket Level is less than, equal to or greater than the Starting Basket Level and, if the notes bear interest, the amount of interest payable, if any, on any Interest Payment Date. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of trading of any Basket Commodity or discontinuation of any Basket Index, whether there has been a material change in the method of calculation of any of the Basket Components and, if the notes bear interest, whether a day is an Interest Payment Date. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

       The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and each Interest Payment Date, if applicable, on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date and each Interest Payment Date, if applicable.

       All calculations with respect to the Starting Basket Level, the Ending Basket Level, the Basket Return (including the Component Return) and the settlement price, fixing level or closing level of each Basket Component on the pricing date, any Initial Averaging Date, if applicable or any Basket Valuation Date will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., ..876545 would be rounded to .87655); all dollar amounts related to determination of the Additional Amount payable at maturity, if any, per $1,000 principal amount note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

       Certain events may prevent the calculation agent from calculating the settlement price, fixing level or closing level of a Basket Component on any Initial Averaging Date, if applicable, or, Basket Valuation Date and, consequently, the Basket Return and the Additional Amount, if any, that we will pay to you at maturity of the notes. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a “market disruption event.”

       The Basket Commodities

       With respect to the LME, ICE Futures, NYMEX, CBOT, the LBMA, or any other relevant exchange and each of the Basket Commodities (or any relevant successor Basket Commodity), a “market disruption event” means:

  a suspension, absence or material limitation of trading in (i) such Basket Commodity (or the relevant successor Basket Commodity) on its relevant exchange, as determined by the calculation agent, or (ii) futures or options contracts relating to such Basket Commodity (or the relevant successor Basket Commodity) on the relevant exchange for those contracts, as determined by the calculation agent;

  any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, such Basket Commodity (or the relevant successor Basket Commodity) on its relevant exchange, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to such Basket Commodity (or the relevant successor Basket Commodity) on its relevant exchange;
PS-53

  the closure on any day of the relevant exchange for such Basket Commodity (or the relevant successor Basket Commodity) on a scheduled trading day prior to the scheduled weekday closing time of such relevant exchange (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant exchange on such scheduled trading day for such relevant exchange and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such relevant exchange;

  any scheduled trading day on which (i) the relevant exchange for such Basket Commodity (or the relevant successor Basket Commodity) or (ii) the relevant exchanges or quotation systems, if any, on which futures or options contracts on such Basket Commodity (or the relevant successor Basket Commodity) are traded, fails to open for trading during its regular trading session;

in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

       For purposes of determining whether a market disruption event with respect to a Basket Commodity (or the relevant successor Basket Commodity) has occurred, unless otherwise specified in the relevant terms supplement, the following events will not be market disruption events:

  a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange; or

  a decision to permanently discontinue trading in the futures or options contracts relating to a Basket Commodity (or the relevant successor Basket Commodity).

However, the failure of Bloomberg Financial Markets to announce or publish the relevant official settlement price or fixing level specified in this product supplement no. 102-I for the relevant Basket Commodity (or the relevant successor Basket Commodity) will constitute a market disruption event with respect to a Basket Commodity (or the relevant successor Basket Commodity).

       For this purpose, an “absence of trading” on the relevant exchange on which futures or options contracts related to a Basket Commodity (or the relevant successor Basket Commodity) are traded will not include any time when such relevant exchange is itself closed for trading under ordinary circumstances.

       In contrast, a suspension or limitation of trading in a Basket Commodity (or the relevant successor Basket Commodity), or futures or options contracts related to a Basket Commodity (or the relevant successor Basket Commodity), if available, on their relevant exchanges, by reason of any of:

  a price change exceeding limits set by such relevant exchange,

  an imbalance of orders, or

  a disparity in bid and ask quotes,

will constitute a suspension or material limitation of trading.

       "Relevant exchange” means, with respect to each Basket Commodity and any relevant successor Basket Commodity, the LME, ICE Futures, NYMEX, CBOT, the LBMA or any primary exchange or market of trading related to such Basket Commodity or successor Basket Commodity, as applicable, or any futures or options contracts relating to such Basket Commodity or such successor Basket Commodity, as applicable.

PS-54

       The Basket Indices

       With respect to each Basket Index and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded commodity futures contract then underlying such Basket Index (or the relevant successor index); or

  the settlement price of any exchange-traded commodity futures contract underlying such Basket Index (or the relevant successor index) has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or

  the failure of S&P (or the index sponsor for the relevant successor index) to calculate and publish the U.S. dollar level for such Basket Index (or the relevant successor index); or

  the settlement price is not published for any individual reference contract underlying such Basket Index (or the relevant successor index); or

       in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

       A limitation on the hours or number of days of trading will not constitute a market disruption event if the limitation results from an announced change in the regular business hours of the relevant exchange or market.

       "Relevant exchange” means, with respect to each Basket Index or any relevant successor index, any organized exchange or market of trading for any futures contract (or any combination thereof) then included in such Basket Index or such successor index, as applicable.

Events of Default

       Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Alternate Additional Amount Calculation in Case of an Event of Default

       Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be equal to $1,000 (or a portion of $1,000 if there is a Partial Principal Protection Percentage set forth in the relevant terms supplement) plus the Additional Amount calculated as if the date of acceleration were the final Basket Valuation Date, plus, if applicable, any accrued and unpaid interest on the notes. If the notes have more than one Basket Valuation Date, then for each Basket Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Basket Valuation Dates in excess of one) shall be the corresponding Basket Valuation Dates, unless otherwise specified in the relevant terms supplement. Upon any acceleration of the notes, any interest will be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid.

PS-55

       If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

       Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

       The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

       The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

       DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

       Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

       The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

       Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

       The notes will be governed by and interpreted in accordance with the laws of the State of New York.

PS-56

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

       The following is a general discussion of the principal U.S. federal income tax consequences of the acquisition, ownership and disposition of notes. This discussion applies to you if you are an initial holder of notes purchasing the notes at their issue price for cash and if you hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

       This summary is based on the Code, existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, in each case as currently in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all aspects of the U.S. federal income taxation of the notes that may be relevant to you in light of your particular circumstances or if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

    a financial institution;

    an insurance company;

    a “regulated investment company” as defined in Code Section 851;

    a “real estate investment trust” as defined in Code Section 856;

    a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

    a dealer in securities or foreign currencies;

    a person holding the notes as part of a hedging transaction, “straddle,” conversion transaction, or integrated transaction, or who has entered into a “constructive sale” with respect to the notes;

    a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

    a trader in securities or foreign currencies who elects to apply a mark-to-market method of tax accounting; or

    a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

       As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You are urged to consult your tax adviser concerning the U.S. federal income tax consequences of owning and disposing of the notes, as well as any consequences under the laws of any state, local or foreign taxing jurisdiction.

       The following discussion does not apply to notes with a Fixed Payment. Prospective holders of such notes will be provided with a supplemental disclosure statement in the relevant terms supplement, describing the tax consequences relating to such notes.

Tax Treatment of the Notes

       We expect to seek an opinion from Davis Polk & Wardwell, our special tax counsel, regarding the treatment of the notes as debt for U.S. federal income tax purposes. The relevant terms supplement will describe Davis Polk & Wardwell’s level of comfort on this issue, which will depend on the facts of the particular offering, its receipt of certain factual representations from us at the time of the relevant offering and any additional considerations that may be relevant to the particular offering. The following discussion describes the treatment of the notes assuming that Davis Polk & Wardwell has provided us an opinion that the notes will be treated as debt for U.S. federal income tax purposes.

PS-57

Tax Consequences to U.S. Holders

       The following discussion applies to you only if you are a “U.S. Holder” of notes. You are a “U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

    a citizen or resident of the United States;
    a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof; or
    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of Not More Than One Year

       If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is not more than one year, the following discussion applies. No statutory, judicial or administrative authority directly addresses the treatment of such notes or instruments similar thereto for U.S. federal income tax purposes, and no ruling will be requested from the Internal Revenue Service (the “IRS”) with respect to the notes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in such notes are uncertain.

    Tax Treatment Prior to Maturity

       Because the term of these notes is not more than one year, they will be treated as short-term obligations. Cash-method holders will not be required to recognize income with respect to the notes prior to maturity, other than with respect to amounts received as stated interest, if any, or received pursuant to a sale or exchange, as described below. Although accrual-method holders and certain other holders are generally required to accrue interest on short-term notes on a straight-line basis, because the amount of interest that will be received with respect to the notes is uncertain, it is not clear how such accruals should be determined. If the amount of interest that will be received has become fixed (or the likelihood of interest not being a fixed amount has become “remote”) prior to the maturity date, it is likely that the amount of interest to be accrued will be determined based on the fixed amount. You should consult your tax adviser regarding the determination of the amount of any interest accruals on the notes.

    Sale, Exchange or Redemption of the Notes

       Upon a sale or exchange of a short-term note (including redemption of the notes at maturity), you should recognize gain or loss in an amount equal to the difference between the amount you receive and your adjusted basis in the note. Your adjusted basis in the note should equal the sum of the amount you paid to acquire the note and interest that you have previously included in income but not received, if any.

       The amount of any resulting loss will be treated as a capital loss, and may be subject to special reporting requirements if the loss exceeds certain thresholds. In the case of a gain resulting from redemption at maturity, the gain should be treated as ordinary interest income. It is not clear, however, whether or to what extent gain from a sale or exchange prior to maturity should be treated as capital gain or ordinary interest income. If the amount of interest to be received at maturity has become fixed (or the likelihood of such amount not being a fixed amount has become “remote”) prior to a sale or exchange, it is likely that the portion of gain on such sale or exchange that should be treated as accrued interest (and, therefore, taxed as ordinary interest income) will be determined based on the fixed amount. You should consult your tax adviser regarding the proper treatment of any gain or loss recognized upon a sale or exchange (including redemption at maturity) of a short-term note.

PS-58

    Interest on Indebtedness Incurred to Purchase the Notes

       To the extent you have not previously included interest income on short-term notes, you may be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the notes until the maturity of the notes or until you dispose of your notes in a taxable transaction. You should consult your tax adviser regarding the possibility of such deferral.

Notes with a Term of More Than One Year

       Unless otherwise provided in the relevant terms supplement, if the term of the notes (including either the issue date or last possible date that the notes could be outstanding, but not both) is more than one year, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, with the consequences described below. The notes will generally be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the notes as described below.

       We are required to determine a “comparable yield” for the notes. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the notes representing a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

       Unless otherwise provided in the relevant terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of notes, and the related projected payment schedule, in the final terms supplement for such notes, which we will file with the SEC.

       Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that we will pay on the notes.

       For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of a note, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your accounting method, you will be required to accrue as interest income OID on the notes at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment(s) on the notes (as described below).

       In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a note for a taxable year:

    will first reduce the amount of interest in respect of the note that you would otherwise be required to include in income in the taxable year; and

    to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the note exceeds the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years.

       A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale, exchange or retirement of the note.

PS-59

       Upon a sale, exchange or retirement of a note (including at its maturity), you generally will recognize taxable gain or loss equal to the difference between the amount received from the sale, exchange or retirement and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the note (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in respect of the note. You generally must treat any gain as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. Such losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

       Special rules may apply if the contingent payment on the notes becomes fixed prior to its scheduled date of payment. For purposes of the preceding sentence, a payment will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. Generally, under these rules, you would be required to account for the difference between the originally projected payment at maturity and the fixed payment at maturity (i.e., of principal, or principal plus the Minimum Return, if applicable) in a reasonable manner over the period to which the difference relates. In addition, you might be required to make adjustments to, among other things, your accrual periods and your adjusted basis in the notes. The character of any gain or loss on a sale or exchange of your notes could also be affected. You should consult your tax adviser concerning the application of these special rules.

Tax Consequences to Non-U.S. Holders

       The following discussion applies to you only if you are a “Non-U.S. Holder” of notes. You are a “Non-U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

    a nonresident alien individual;

    a foreign corporation; or

    a nonresident alien fiduciary of a foreign estate or trust.

       You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

       Payments to you on the notes, and any gain realized on a sale or exchange of the notes (including at maturity), will be exempt from U.S. federal income tax (including withholding tax) provided generally, in the case of notes with a term of more than 183 days, that you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements, and such amounts are not effectively connected with your conduct of a U.S. trade or business in the United States.

       Notwithstanding the preceding paragraph, if the notes have a term to maturity of 183 days or less and you do not provide a properly executed IRS Form W-8BEN, you may be subject to backup withholding, as described below, unless you provide documentation of your status as a non-U.S. person.

PS-60

       If you are engaged in a trade or business in the United States and if the income or gain on the note, if any, is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be subject to regular U.S. income tax on such income or gain in the same manner as if you were a U.S. Holder, except that in lieu of the certificate described in the second preceding paragraph, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

       If you are an individual, your notes will not be included in your estate for U.S. federal estate tax purposes, provided that interest on the notes is not then effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

       Interest (including OID) accrued or paid on the notes and the proceeds received from a sale, exchange or other disposition (including at maturity) of notes will be subject to information reporting if you are not an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. Holder) or meet certain other conditions. If you are a Non-U.S. Holder and you comply with the identification procedures described in the preceding section, you will generally establish an exemption from backup withholding.

       Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PS-61

UNDERWRITING

       Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), as amended or supplemented from time to time, each Agent, participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

       We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a Financial Industry Regulatory Authority underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

       JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

       In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

       No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 102-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 102-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

       Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 102-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

PS-62

       The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

       The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

       The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 102-I or the accompanying prospectus supplement, prospectus or terms supplement, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

       The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

       The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 102-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

       Neither this product supplement no. 102-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 102-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

       Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

PS-63

BENEFIT PLAN INVESTOR CONSIDERATIONS

       A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

       Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

       Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Section 408(b)(17) of ERISA or Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or the statutory exemptions under Section 408(b)(17) of ERISA and Section 4975(d)(20) are available or there was some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

       Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

       Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

       Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to similar laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

PS-64